UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

IDEXX Laboratories, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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One IDEXX Drive

Westbrook, Maine 04092

March 27, 2013

Dear Stockholder:

We invite you to attend our annual meeting of stockholders on Wednesday, May 8, 2013, beginning at 10:00 a.m., local time, at IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine. At the annual meeting, we will conduct the business described in the attached notice and proxy statement. In addition, we will report on our business and introduce attendees to our directors and senior leadership.

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or about March 27, 2013, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders of record and beneficial owners as of the close of business on March 11, 2013. All stockholders and beneficial owners will have the ability to access all of the proxy materials on a Web site referred to in the Notice of Internet Availability or request to receive a printed or emailed set of proxy materials. These proxy materials will be available free of charge.

Whether you own few or many shares of stock, it is important that your shares be represented and voted at the annual meeting. Stockholders can vote their shares by telephone or via the Internet. Instructions for using these convenient services are provided in the proxy statement. You also can vote your shares by requesting a paper proxy card and completing, signing and returning it by mail. If you decide to attend the annual meeting, you will be able to vote in person, even if you previously have voted by another means.

If you are unable to attend the annual meeting, you can listen to a live Webcast of the meeting on the Internet. You can access the Webcast from the home page of our Web site, idexx.com. However, since you cannot vote your shares via the Webcast, it is important that you timely vote your shares in advance, using one of the procedures mentioned above and as more fully described in the proxy statement.

We look forward to your participation in the annual meeting.

Sincerely,

Jonathan W. Ayers

President, Chief Executive Officer and

Chairman of the Board of Directors

One IDEXX Drive

Westbrook, Maine 04092

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of IDEXX Laboratories, Inc., will be held on Wednesday, May 8, 2013, at 10:00 a.m., local time, at IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine 04092 for the following purposes:

1.	Election of Directors. To elect the three Class III directors listed in the attached proxy statement for three-year terms (Proposal One);

2.	Advisory Vote to Approve Executive Compensation. To approve a nonbinding advisory resolution on the company’s executive compensation program (Proposal Two);

3.	Amendments to IDEXX Laboratories, Inc. 2009 Stock Incentive Plan. To approve proposed amendments to our 2009 Stock Incentive Plan (Proposal Three);

4.	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the selection by the audit committee of the board of directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year (Proposal Four); and

5.	Other Business. To conduct such other business as may properly come before the annual meeting or any adjournments or postponements thereof, including approving any such adjournment or postponement, if necessary. Please note that at this time we are not aware of any such business, and the dates have passed for presenting any stockholder proposals pursuant to the company’s amended and restated bylaws or pursuant to Rule 14a-8 of the Securities and Exchange Commission rules.

Pursuant to the company’s amended and restated bylaws, the board of directors has fixed the close of business on March 11, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

If you would like to vote at the annual meeting, you must bring a form of personal identification. If your shares are held by a broker, bank or other nominee, you also must bring to the annual meeting a letter from the nominee confirming your beneficial ownership of such shares and, if you intend to vote the shares, a proxy permitting you to vote the shares.

By order of the board of directors,

Ann E. Nolan, Secretary

Westbrook, Maine

March 27, 2013

It is important that your shares be represented and voted at the annual meeting. You can submit a proxy by telephone or Internet. Alternatively, you may request a paper proxy card, which you may complete, sign and return by mail.

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

May 8, 2013

This proxy statement and the accompanying materials are being provided to you in connection with the solicitation by the board of directors of IDEXX Laboratories, Inc. of proxies to be voted at our 2013 annual meeting of stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we”, “us”, the “company” or “IDEXX” refer to IDEXX Laboratories, Inc. and its consolidated subsidiaries.

We are a Delaware corporation and were incorporated in 1983. Our principal executive offices are located at One IDEXX Drive, Westbrook, Maine 04092. References to our Web site in this notice and proxy statement are inactive textual references only and the contents of our Web site should not be deemed incorporated by reference into this notice or proxy statement for any purpose.

In accordance with the rules and regulations of the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a “Notice of Internet Availability” by mail, you will not receive a printed copy of the proxy materials unless you specifically request a printed copy. Instead, the Notice of Internet Availability will instruct you how to access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how to submit your proxy on the Internet and how to vote by telephone. If you would like to receive a printed or emailed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

The Notice of Internet Availability is first being sent to stockholders on or about March 27, 2013. Also on March 27, 2013, we will first make available to our stockholders the proxy statement and the form of proxy relating to the 2013 annual meeting, as well as our Annual Report on Form 10-K for the year ended December 31, 2012, which we refer to as the 2012 annual report.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

How Proxies Work

IDEXX’s board of directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the annual meeting in the manner that you direct, or if you do not direct us, in the manner as recommended by the board of directors in this proxy statement. You can vote for the director nominees or withhold your vote for one or all nominees. You also can vote for or against the other proposals or abstain from voting. If you request a proxy card, and return your signed proxy card, but do not give voting instructions, the shares represented by that proxy will be voted “FOR” each proposal as recommended by the board of directors.

Who Can Vote

Holders of IDEXX common stock at the close of business on March 11, 2013 are entitled to receive notice of and to vote their shares at the annual meeting. As of March 11, 2013, there were 54,441,902 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

Most IDEXX stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•	Stockholder of Record: If your shares are registered directly in your name with IDEXX’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and these proxy materials are being made available directly to you by IDEXX. As the stockholder of record, you have the right to grant your voting proxy directly to IDEXX or to vote in person at the annual meeting.

•	Beneficial Owner: If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being made available to you through your bank, broker, trustee, or nominee, who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or nominee on how to vote and are also invited to attend the meeting. Your bank, broker, trustee, or nominee is obligated to provide you with voting instructions for use in instructing the bank, broker, trustee or nominee how to vote these shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you have a proxy from the bank, broker, trustee or nominee that holds the shares giving you the right as beneficial owner to vote your shares at the annual meeting.

How to Vote

You can vote in person at the annual meeting or by proxy. We recommend that you submit a proxy even if you plan to attend the annual meeting. You can revoke your proxy and change your vote at the annual meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the annual meeting.

We are offering stockholders four methods of voting:

•	You may vote over the Internet.

•	You may vote by telephone.

•	You may request a paper proxy card from us, and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the prepaid envelope accompanying the paper proxy card.

•	You may vote in person at the annual meeting. If you attend the annual meeting, you will be able to vote your shares, even if you already voted by Internet, telephone or mail. However, if you are the beneficial owner of shares held in street name, you must obtain a proxy, executed in your favor, from the bank, broker, trustee or other nominee to be able to vote in person at the annual meeting.

Since you cannot vote your shares via the Webcast described on page 3, it is important that you vote your shares in advance of the annual meeting, using one of the procedures described above.

Revoking a Proxy

You can revoke your proxy, whether it was given by Internet, telephone or mail, before it is voted by:

•	Providing written notice to the corporate secretary of IDEXX before or at the annual meeting prior to the voting on any proposal;

•	Submitting a new proxy with a later date, including a proxy given via the Internet or by telephone; or

•	Voting by ballot at the annual meeting.

The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the annual meeting will not, by itself, revoke your proxy.

Quorum

In order to transact business at the annual meeting, we must have a quorum. This means that at least a majority of the issued and outstanding shares entitled to vote must be represented at the annual meeting, either by proxy or in person. Abstentions and broker nonvotes (which are described below) are counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by IDEXX itself, are not voted and do not count towards establishing a quorum. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Votes Needed

The director nominees who receive the most votes at the meeting will be elected to fill the seats on the board. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count as votes cast. Abstentions and broker nonvotes (which are described below) are not counted as votes cast and, therefore, will have no effect on the outcome of the matters to be voted on at the annual meeting. Votes will be tabulated by an independent inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker nonvotes. The preliminary voting results will be announced at the meeting. The final voting results will be tallied by the inspector of elections and reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the meeting.

If you are a beneficial owner and do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of the appointment of our independent registered public accounting firm is considered to be a discretionary item on which banks and brokerage firms may vote. The election of directors, the vote to approve amendments to the 2009 Stock Incentive Plan, and the advisory vote to approve executive compensation, are non-discretionary items on which banks and brokerage firms may not vote. In the case of non-discretionary items, the shares will be treated as “broker nonvotes.” “Broker nonvotes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

Conduct of the Annual Meeting

Rules for the conduct of the annual meeting will be available at the annual meeting. Under our amended and restated bylaws, the chairman may adopt rules and procedures that he believes are appropriate to ensure that the annual meeting is conducted properly.

Webcast of Annual Meeting

Our annual meeting will be Webcast live on the Internet at 10:00 a.m., local time, on May 8, 2013. The Webcast will include consideration of the proposals and our chief executive officer’s presentation regarding our business, and will provide audio and the accompanying graphic presentation, but will not include the question-and-answer session that follows the presentation. People accessing the Webcast will not be able to ask questions or otherwise participate during the meeting. You can access the Webcast from the home page of our Web site, idexx.com. Since you cannot vote your shares via the Webcast, it is important that you vote your shares in advance of the annual meeting, using one of the procedures described above.

Voting on Other Matters

If other matters are properly presented at the annual meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date of this proxy statement, we do not know of any other matters to be raised at the annual meeting and the dates by which other matters must have been submitted by our stockholders pursuant to Rule 14a-8 of the SEC rules or our amended and restated bylaws have passed.

Solicitation of Proxies

IDEXX will pay the expenses of the board of directors’ solicitation of proxies. Proxies can be solicited on our behalf by directors, officers or employees, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. We have hired MacKenzie Partners, Inc., to distribute and solicit proxies. We will pay MacKenzie Partners, Inc. a fee of approximately $12,500, plus reasonable out-of-pocket expenses, for its services.

Brokers, banks, trustees and other nominees will be requested to make available proxy-soliciting material to the owners of common stock held in their names and, as required by law, IDEXX will reimburse them for their reasonable out-of-pocket expenses for this service.

Householding of Annual Meeting Materials

Some beneficial holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Notice of Internet Availability may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Notice of Internet Availability, proxy statement or annual report if you call or write us at the following address or telephone number: Investor Relations, IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine, 04092, Telephone: 207-556-8155. If you want to receive separate copies of the Notice of Internet Availability, proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

CORPORATE GOVERNANCE

Board of Directors

Our board of directors, which we refer to as the board of directors or the board, consists of nine members. The board meets throughout the year on a set schedule, and also holds special meetings and acts by written consent from time to time as appropriate. The board has delegated various responsibilities and authority to different board committees as described below under the heading “Committees of the Board.”

The board of directors is responsible for monitoring the overall performance of IDEXX. Among other things, the board of directors, directly and through its committees, establishes corporate policies, oversees compliance and ethics, reviews the performance of the chief executive officer, reviews and approves the annual budget, oversees the management of risk, reviews and approves certain transactions, and reviews the company’s long-term strategic plans. You can access a description of the board’s involvement in IDEXX’s strategic planning process on the Internet at www.idexx.com/view/xhtml/en_us/corporate/governance/strategic-planning.jsf, or by contacting our corporate secretary at the company’s headquarters address.

In accordance with general corporate legal principles applicable to corporations organized under the laws of Delaware, the board of directors does not control the day-to-day management of IDEXX. Members of the board of directors keep informed about IDEXX’s business by participating in board and committee meetings, by reviewing analyses and reports regularly sent to them by management, and through discussions with the chief executive officer and other officers and members of management.

Directors are responsible for attending board meetings and meetings of committees on which they serve, and for devoting the time needed and meeting as frequently as necessary to discharge their responsibilities properly. The board of directors held five meetings and board committees held seventeen meetings in 2012. Each of our directors attended 75 percent or more of the meetings of the board and board committees on which he or she served in 2012. It is our policy to schedule board and committee meetings to coincide with the annual meeting of stockholders, and directors are expected to attend the annual meeting. Last year, all of the individuals then serving as directors attended our annual meeting.

Director Independence

Under our corporate governance guidelines, a substantial majority of our directors must be “independent” as defined by the rules of the NASDAQ Stock Market. Under the charters of each of the standing committees of our board, each of the members of those committees is required to be independent as defined by those rules. In addition, under the audit committee charter, each member of the audit committee is required to satisfy the independence criteria set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, or the 1934 Act. Also, under the compensation committee charter, each member of the compensation committee is required to satisfy the independence criteria set forth in NASDAQ Rule 5605(a)(2), and not accept directly or indirectly any consulting, advisory or other compensatory fee, as defined in the new NASDAQ Rule 5605(d)(2)(A), from the company or any of its subsidiaries. While the new NASDAQ Rule 5605(d) addressing independence of, and compensatory fees paid to, compensation committee members will not take effect until July 1, 2013, under the compensation committee charter, the company will comply with the rule immediately.

Our nominating and governance committee annually determines the independence of each director. In February 2013, the nominating and governance committee determined that each director who served as a director during any part of 2012, other than Mr. Ayers, who is our president and chief executive officer: was independent under the rules of the NASDAQ Stock Market; that each member of the audit committee satisfied the independence criteria of Rule 10A-3(b)(1) under the 1934 Act; and that each member of the compensation committee satisfied the independence criteria of NASDAQ Rule 5605(a)(2), and did not accept directly or indirectly any consulting, advisory or other compensatory fee, as defined in NASDAQ Rule 5605(d)(2)(A), from the company or any of its subsidiaries.

In determining Mr. McKeon’s independence, the nominating and governance committee considered Mr. McKeon’s position as an executive officer of Iron Mountain Incorporated, a provider of document storage and escrow services for the company. The committee considered such factors including, but not limited to, the fact that the company’s relationship with Iron Mountain predated Mr. McKeon joining Iron Mountain, that Mr. McKeon did not participate in the negotiation of any transactions with Iron Mountain for its services, that such services were provided on arm’s- length terms and conditions and in the ordinary course of business, and that the services provided by Iron Mountain were routine and limited in scope (the company paid Iron Mountain $132,367 in 2012 for document storage and escrow services). The committee concluded that these factors would not ultimately affect Mr. McKeon’s independence.

Related Party Transactions

Our board has adopted a written related person transaction policy under which the audit committee is required to review and approve any transaction involving more than $120,000 in which the company is a participant and in which any related person has or will have a direct or indirect material interest. A related person under this policy is any executive officer, director, nominee for director, or holder of 5% or more of the company’s common stock, or an immediate family member of any of those persons. The audit committee may approve any such transaction only if it determines that, under all of the circumstances, the transaction is not inconsistent with the best interests of the company. Specifically, the policy provides that a direct or indirect material interest does not arise solely from the related person’s position as an executive officer of another entity involved in a transaction with the company, where (a) the related person owns less than a 10% equity interest in such entity, (b) the related person and his immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the other entity involved in the transaction, and (d) the amount involved in the transaction equals less than 3% of the consolidated gross revenues of the company for its most recent fiscal year. The audit committee has reviewed the company’s relationship with Iron Mountain described above and determined that it is not a related person transaction that requires approval under our related person transaction policy because Mr. McKeon does not have a direct or indirect material interest in the transaction as defined in the policy. The audit committee concluded that each of these elements of the exclusion was met and that the company’s relationship with Iron Mountain is not a related person transaction under the policy.

Item 404(a) of Regulation S-K requires the company to disclose in its proxy statement any transaction involving more than $120,000 in which the company is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the company’s common stock, or an immediate family member of any of those persons. Item 404(a) does not include the same definition of “direct or indirect material interest” as the company’s related party transaction policy as described above. Since January 1, 2012, the only transaction between the company and a related person was the company’s use of Iron Mountain’s document storage and escrow services described above.

Committees of the Board

The board of directors has established audit, compensation, nominating and governance, and finance committees, each of which is described briefly below. Each of these committees acts pursuant to a written charter that is approved by the board and reviewed annually by the applicable committee and the board of directors. Current copies of each committee’s charter can be accessed on the Internet at www.idexx.com/view/xhtml/en_us/corporate/corporate-governance.jsf or by contacting the corporate secretary at the company’s headquarters address.

Audit Committee

The audit committee is a separately designated standing audit committee, and is responsible for overseeing the accounting, internal control, financial reporting and audit processes of the company, including the selection, retention and oversight of IDEXX’s independent auditors. The current audit committee members are Mr. McKeon (chairman), Dr. Johnson and Messrs. Craig and Vumbacco, each of whom has been determined by our board of directors to satisfy the heightened criteria for independence and other requirements applicable to members of audit committees under the rules of the NASDAQ Stock Market and the independence rules contemplated by Rule 10A-3 under the 1934 Act. The nominating and governance committee of the board has determined that each member of the audit committee has the financial or accounting experience or background required by the rules of the NASDAQ Stock Market, and that each of Messrs. McKeon and Vumbacco is an “audit committee financial expert” as defined by the SEC.

The audit committee oversees elements of the company’s risk management activities and also reviews and approves all related party transactions. The audit committee meets from time to time with IDEXX’s financial personnel, other members of management, internal audit staff and independent auditors regarding these matters. The audit committee met eight times in 2012. The committee has adopted procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of any concerns regarding questionable accounting or auditing matters. The audit committee may retain independent counsel, accountants, or others to assist it in the conduct of any investigation, and the company will provide appropriate funding for payment of such services, as determined by the audit committee.

Compensation Committee

Committee Responsibilities and Members. The compensation committee oversees the management compensation philosophy and practices of IDEXX, evaluates the performance of the chief executive officer, determines the compensation of the chief executive officer and approves the compensation of the other executive officers, reviews management’s overall leadership development plan, oversees the company’s equity compensation and benefit plans, determines any stock ownership and retention guidelines applicable to the company’s executive officers and directors and reviews compliance by executive officers and directors with those guidelines, reviews compensation of directors, oversees the company’s policies on structuring compensation programs to preserve tax deductibility, analyzes the risks associated with the company’s compensation practices and reviews the Compensation Discussion and Analysis required to be included in the annual proxy statement. The compensation committee charter does not provide for any delegation of these compensation committee duties except to a sub-committee or individual members of the committee as it may determine. The committee has delegated to the chairman of the compensation committee the authority to grant equity awards to new officers of the company between scheduled meetings of the committee following consultation with the chief executive officer.

The compensation committee reviews director compensation periodically and makes a recommendation to the board. The chief executive officer, general counsel and corporate vice president of human resources assist the committee in its review of director compensation by providing information and preparing meeting materials. No other executive officers of the company are involved in the board’s review and determination of director compensation.

The current compensation committee members are Messrs. Murray (chairman), Craig, End, McKeon, and Ms. Szostak, each of whom is independent under the rules of the NASDAQ Stock Market, and each of whom did not accept directly or indirectly any consulting, advisory or other compensatory fee, as defined in NASDAQ Rule 5605(d)(2)(A), from the company or any of its subsidiaries.

Committee Procedures. Compensation committee meetings are scheduled and agendas determined through consultation among the chief executive officer, the general counsel, the vice president of human resources, and the committee chair. In February of each year, the committee meets to award the chief executive officer’s bonus, and to review and approve the chief executive officer’s recommended bonuses for other executive officers, for the year just concluded, making such changes to the chief executive officer’s recommendations as it deems appropriate. At this meeting, the committee also determines the annual equity award and current year base salary for the chief executive officer and reviews and approves the chief executive officer’s recommendations for equity awards and current year base salaries for the other executive officers, making such changes to the chief executive officer’s recommendations as it deems appropriate. The committee meets at other times during the year as needed to review executive compensation and otherwise to perform the duties described in its charter. During 2012, the committee met five times.

Use of Compensation Consultants. The compensation committee has authority to engage advisers to support its work at the company’s expense, taking into consideration the applicable factors affecting the independence of such advisers that are required by SEC and NASDAQ Stock Market rules. The committee has engaged Frederic W. Cook & Co., Inc., or FW Cook, to serve as consultant to the committee, with the following duties generally:

•	providing the committee with analysis pertaining to executive and director compensation program design, including industry survey analysis, explanation of trends, best practices, and regulatory changes;

•	recommending a relevant group of peer companies against which to assess competitiveness and appropriateness of IDEXX’s executive and director compensation;

•	analyzing peer companies’ annual executive and director compensation to assist the committee in determining the appropriateness of IDEXX’s executive and director compensation;

•	reviewing any proposed changes to executive and director compensation program design;

•	analyzing the company’s compensation practices to assist the committee in determining whether risks arising from such practices are reasonably likely to have a material adverse effect on the company; and

•	providing specific analysis periodically as requested by the committee.

During 2012, the committee engaged FW Cook to analyze and modify the relevant group of peer companies used to assess competitiveness and appropriateness of IDEXX’s executive compensation; to review competitiveness and appropriateness of the total compensation of the company’s executive officers; to review the appropriateness of IDEXX’s director compensation; to advise on administration of the 2009 Stock Incentive Plan, or 2009 Plan, and the requirements of Section 162(m) of the Internal Revenue Code; to review the terms of stock option agreements; to review compensation disclosure materials; to analyze the company’s compensation practices to assist the committee in determining whether risks arising from such practices are reasonably likely to have a material adverse effect on the company; and to update and advise the committee on general trends and regulatory developments in executive and director compensation with respect to total compensation, forms of compensation and stock compensation.

Specific actions resulting from the review and analysis provided by FW Cook as described above included adoption of proposed changes to the compensation committee charter, including the addition of specific committee responsibilities to oversee the company’s policies on structuring compensation programs to preserve tax deductibility and to monitor and assess risks associated with the company’s compensation policies and practices; compensation guidelines for the newly created executive vice president position; revisions to the group of peer companies against which IDEXX assesses competitiveness and appropriateness of its executive and director compensation; a new executive bonus plan commencing in 2013 with explicit financial performance-based factors for the chief executive officer and executive officers reporting to the chief executive officer; and a proposal to amend the 2009 Plan to permit options to be granted with terms up to ten years, rather than the current seven-year maximum, and to increase the number of share authorized under the 2009 Plan.

FW Cook is engaged by the compensation committee and provides consulting support to the compensation committee. FW Cook provides no services to the company other than those provided to the committee. The chair of the compensation committee reviews and approves all invoices pertaining to services provided by FW Cook. Members of management work with FW Cook to the extent necessary to provide FW Cook with information necessary for its consulting work and to prepare materials for committee and board review.

In February 2013, the compensation committee considered whether its work with its compensation consultant raised any conflicts of interest in light of new SEC and NASDAQ Stock Market rules. Based on a letter provided to the compensation committee from FW Cook, the compensation committee has determined that the work of FW Cook and the individual compensation advisors employed by FW Cook has not created any conflict of interest for the following reasons:

•	FW Cook provides no services to the company other than the services provided to the compensation committee.

•	The amount of fees from the company paid to FW Cook during 2012 represented less than 1% of FW Cook’s total consulting income during that same period.

•	FW Cook has policies and procedures that are designed to prevent conflicts of interest.

•	To the knowledge of FW Cook’s lead consultant to the compensation committee, no member of the FW Cook consulting team serving the committee has any business or personal relationship with any member of the committee (other than in the capacity of providing consulting services to a compensation committee of another company on which a member of our compensation committee also serves), nor does any other employee of FW Cook have such a relationship. All the members of our compensation committee have also confirmed that they have no such relationship with FW Cook or any of its employees.

•	Neither FW Cook, nor to the knowledge of FW Cook’s lead consultant to the compensation committee, any member of its consulting team serving the compensation committee owns any stock of the company. In addition, FW Cook has an internal policy prohibiting employees of FW Cook from trading in stock of a company for whom they have worked within the last 30 days, or at any time if they possess inside information about the company, and all FW Cook employees are required to annually attest in writing to compliance with this policy.

•	To the knowledge of FW Cook’s lead consultant to the compensation committee, no member of the FW Cook consulting team serving the compensation committee has any business or personal relationship with an executive officer of the company, nor does any other employee of FW Cook have such a relationship.

Analysis of Risk Associated with Compensation Practices. In January 2010, the compensation committee engaged FW Cook to conduct an analysis of the company’s compensation practices to assist the committee in determining whether those practices created risks that were reasonably likely to have a material adverse effect on the company. Each year since then, the committee has engaged FW Cook to review the actions taken by IDEXX during the prior year to modify compensation practices and to analyze if such actions changed FW Cook’s conclusions regarding risk associated with compensation practices.

As part of its original analysis FW Cook reviewed the company’s enterprise risk assessment to identify the level of risk associated with each of the company’s business units and then reviewed all of the company’s compensation plans in each business unit to determine the alignment of those plans with sound compensation design principles. In its review of the company’s compensation plans FW Cook considered, among other things:

•	the balance between fixed and variable pay;

•	the mix of financial and non-financial measures of performance;

•	the ability to apply discretion to incentive awards to mitigate the incentive for excessive risk taking;

•	the mix of short- and long-term incentives that encourage consistent performance over a sustained period;

•	the mix of equity award types, including stock options and restricted stock units; and

•	the existence of stock ownership requirements that align employee and stockholder interests.

Based on this review FW Cook concluded that no individual business units posed a significant risk to the overall enterprise and that the company’s incentive plans are well-aligned with good compensation design principles. The committee then determined that the company’s compensation practices were not reasonably likely to have a material adverse effect on the company.

In February 2012 and in February 2013, FW Cook confirmed that actions taken by IDEXX during 2011 and 2012, respectively, to modify compensation practices did not change the conclusions of FW Cook regarding risk associated with compensation practices and the compensation committee again determined that the company’s compensation practices were not reasonably likely to have a material adverse effect on the company.

Role of Company Executives. As provided by the compensation committee charter, IDEXX’s chief executive officer is responsible for recommending to the compensation committee annual compensation for the rest of the executive officers. The compensation committee approves compensation for these executive officers and may make such changes to the compensation recommended by the chief executive officer as it deems appropriate. The compensation committee charter also provides that the committee determines the chief executive officer’s annual compensation and meets without the presence of any executive officers of the company when approving or deliberating on chief executive officer compensation.

In addition to the chief executive officer, the company’s corporate vice president of human resources and general counsel also work with the committee chair to set committee agendas, prepare materials for committee meetings, and generally attend meetings and prepare meeting minutes. However, members of management, including the chief executive officer, are not present in committee meetings when matters related to their individual compensation are under discussion. No other executive officer is involved in supporting compensation committee activities or executive compensation recommendations.

Compensation Committee Interlocks and Insider Participation. Messrs. Murray (chairman), Craig, End, and McKeon, and Ms. Szostak served on the compensation committee during 2012. None of the members of the compensation committee has ever been an officer or employee of the company or any of its subsidiaries. Only Mr. McKeon has a relationship requiring disclosure under Item 404(a) of Regulation S-K, as described at page 5, involving his position as an executive officer of Iron Mountain, a provider of document storage and escrow services for the company. Described at page 5 under “Related Party Transactions”, this relationship between Iron Mountain and the company is not a related person transaction under the company’s related person transaction policy. During 2012, none of our executive officers served as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as one of our directors or as a member of our compensation committee, or other committee serving an equivalent function.

Nominating and Governance Committee

The nominating and governance committee advises and makes recommendations to the board of directors with respect to corporate governance practices, including board organization, function, membership and performance, and succession planning for the chief executive officer. The nominating and governance committee may retain, at the company’s expense, independent counsel or other advisors as it deems necessary. The current nominating and governance committee members are Dr. Henderson (chairman) and Messrs. End and Murray, each of whom is an independent director as defined by the rules of the NASDAQ Stock Market. The nominating and governance committee met three times in 2012.

The committee identifies, evaluates, recruits and makes recommendations to the Board regarding candidates to fill vacancies on the board, using criteria set forth in the company’s corporate governance guidelines as discussed below. The process followed by the nominating and governance committee to identify and evaluate candidates includes receiving recommendations from our directors, management and stockholders, holding meetings to evaluate biographical information and background material relating to potential candidates, and interviewing selected candidates.

In addition to receiving recommendations from our directors, management and stockholders, the nominating and governance committee, in some instances, will engage an executive search firm to assist in recruiting director candidates. In such cases, the search firm assists the nominating and governance committee in identifying potential candidates that fit the board’s search criteria; obtaining candidate resumes and other biographic information; conducting initial interviews to assess candidates’ qualifications, fit and interest in serving on the board; scheduling interviews with the nominating and governance committee, other members of the board, and management; performing reference checks; and assisting in finalizing arrangements with candidates who receive an offer to join the board.

Stockholders who want to recommend a nominee for director should submit the name of such nominee to the corporate secretary of IDEXX at the company’s headquarters address, together with biographical information and background material sufficient for the committee to evaluate the recommended candidate based on its selection criteria, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the company’s common stock for at least a year as of the date such recommendation is made. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and governance committee will apply the same criteria, and follow substantially the same process, in considering stockholder recommendations that comply with these procedures as it does in considering other candidates. Stockholders also have the right under the company’s amended and restated bylaws to nominate director candidates directly, without any action or recommendation on the part of the nominating and governance committee or the board, by following the procedures described under “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders” on page 59 of this proxy statement. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on the company’s proxy card for the next annual meeting. Candidates nominated by stockholders in accordance with the procedures set forth in the amended and restated bylaws will not be included on the company’s proxy card for the next annual meeting, but may be included on proxies the nominating stockholders may seek independently.

The nominating and governance committee annually reviews the performance of the board, its committees and each of the directors. The nominating and governance committee is also responsible for annually reviewing with the board the requisite skills and criteria for all board members, as well as the composition of the board as a whole, and annually assessing, for each director or person nominated to become a director, the specific experience, qualifications, attributes and skills that lead the committee to conclude that such director or nominee should serve as a director, in light of the company’s business and structure. In performing these reviews, the nominating and governance committee gives appropriate consideration to each director’s or nominee’s:

•	reputation for integrity, honesty and adherence to high ethical standards;

•	demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the company;

•	willingness to contribute positively to the decision-making process of the company;

•	skills in one or more areas that are relevant to the company and its operations, including, without limitation, familiarity with science and technology, finance and accounting, marketing and product development, strategy, government regulation and affairs and/or corporate governance;

•	commitment to understand the company and its industry and to regularly attend and participate in board and committee meetings;

•	interest and ability to understand the sometimes conflicting interests of the company’s various constituencies, which include stockholders, employees, customers, government entities, creditors and the general public, and to act in the interests of all stockholders; and

•	absence of any conflict of interest, or appearance of a conflict of interest, that would impair the director’s ability to represent the interests of all the company’s stockholders and to fulfill the responsibilities of a director.

While we do not have a formal policy on diversity for board members, our corporate governance guidelines provide that the value of diversity will be considered when the nominating and governance committee considers nominees to the board and evaluates the composition of the board as a whole. In considering the value of diversity, the committee considers representation of different races, religions, national origins, gender, sexual orientations and disabilities, but also considers a range of different experiences, educations, backgrounds, skills and knowledge.

The board seeks a composition of members with experience in a variety of management disciplines, as set forth above. Typically each director will have extensive experience in one or more of these areas and the board collectively will have expertise in all of these areas. In February 2013, the nominating and governance committee reviewed the experience, qualifications, attributes and skills of each director and nominee, as described for each director under “Election of Directors” beginning on page 19, and concluded that they each had the requisite background to serve as a director in light of the company’s business and structure.

Finance Committee

The finance committee advises the board of directors with respect to financial matters, including capital structure and strategies, financing strategies, investment practices, major financial commitments, financial risk management, acquisitions and divestitures, and stock repurchase activities. In addition, the finance committee reviews and approves proposed acquisitions and divestitures having values up to $20 million. The current finance committee members are Drs. Johnson (chairman) and Henderson and Mr. Vumbacco. The finance committee met once during 2012.

Board’s Leadership and Structure

The company’s corporate governance guidelines provide that the board is free to select the chairman of the board and the chief executive officer in any way it deems best for the company’s stockholders at any point in time. The board does not have a predetermined policy as to whether or not the roles of chairman of the board and chief executive officer should be separate. The corporate governance guidelines provide that the nominating and governance committee shall periodically assess the board’s leadership structure, including whether the offices of chairman of the board and chief executive officer should be separate and why the board’s leadership structure is appropriate given the specific characteristics or circumstances of the company. The chairman of the board is currently Mr. Ayers, the company’s chief executive officer. As described below, the company’s corporate governance guidelines provide that when the chairman of the board is not an independent director, the independent directors elect a lead director from among the independent directors. The lead director is currently Mr. End.

The lead director chairs meetings of the independent directors in executive session. Such executive sessions of independent directors occur at each regularly scheduled board meeting to discuss, among other matters, the performance of the chief executive officer. The lead director also: facilitates communications between other members of the board and the chairman of the board and/or chief executive officer (however, any director is free to communicate directly with the chairman of the board and chief executive officer); works with the chairman of the board and the chief executive officer in the preparation of the agenda for each board meeting; and consults with and advises the chairman of the board and/or the chief executive officer on matters relating to corporate governance and board functions.

The chairman of the board has no greater nor lesser vote on matters considered by the board than any other director. All directors, including the chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. As discussed above under “Director Independence” on pages 4-5, each director other than Mr. Ayers is an independent director under the rules of the NASDAQ Stock Market, and every member of each standing board committee is also independent as defined by those rules. In addition, each member of the audit committee also satisfies the independence criteria of Rule 10A-3(b)(1) under the 1934 Act. Also, each member of the compensation committee also satisfies the independence criteria set forth in NASDAQ Rule 5605(a)(2), and did not accept directly or indirectly any consulting, advisory or other compensatory fee, as defined in NASDAQ Rule 5605(d)(2)(A), from the company or any of its subsidiaries.

The board, upon the recommendation of the nominating and governance committee, has determined that its leadership structure of a combined full-time chairman of the board and chief executive officer, subject to oversight by the company’s independent directors, and with an independent lead director, is appropriate for the following reasons. The chief executive officer is responsible for the day-to-day management of the company and the development and implementation of the company’s strategy, and has access to the people, information, and resources necessary to facilitate board function. Therefore, the board believes that the chief executive officer is best positioned to develop the agenda for the board supported by regular consultation and input from the lead director, and to lead discussions at board meetings regarding the company’s strategy, operations and results. In addition, it is the board’s opinion that Mr. Ayers’s interests, including through a personal and meaningful ownership of the company’s shares, are aligned with the interests of the stockholders. Finally, as described above, oversight of the company is the responsibility of the board as a whole, which is comprised entirely of independent directors other than Mr. Ayers and has an independent lead director as described above.

Board’s Role in Risk Oversight

The company’s management is responsible for risk management on a day-to-day basis. The board oversees the risk management activities of management directly and through its committees by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, the board oversees risk management activities relating to business strategy, acquisitions, capital allocation, legal, compliance and regulatory risk, and operational risks; the audit committee oversees risk management activities related to accounting, auditing, internal control, and insurance matters; the finance committee oversees risk management activities relating to investment policy, foreign currency hedging activities, and financial instruments; the compensation committee oversees risk management activities relating to the company’s compensation policies and practices and organizational risk; and the nominating and governance committee oversees risk management activities relating to board composition and function. Each committee reports to the full board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate.

The company conducts an annual enterprise risk assessment as part of its annual strategic planning process. The risk assessment process involves an identification and assessment by senior line of business and functional leaders of the particular risks relevant to their lines of business and functional areas, the materiality of those risks and plans to mitigate these risks to the extent prudent and feasible. The identified risks are ranked based on probability of occurrence and severity of impact. Management shares the result of this risk assessment with the full board at its July meeting when the board discusses the company’s annual strategic plan and at other times during the year as part of normal business discussions. Certain key risks and related mitigation plans are also reviewed throughout the year either by the board or its committees.

The company also conducts a compliance risk assessment, the results of which are shared by management with the full board at its October meeting. This risk assessment involves an identification and assessment by functional leaders of the particular legal and regulatory compliance risks relevant to their areas of responsibility. The risks are ranked based on materiality and frequency of identification by functional leaders. Plans to mitigate these top risks are also shared and discussed with the full board during its October meeting and at other times during the year as part of normal business discussions.

The audit committee reviews linkages between the critical risk findings, management preparedness or plans to address those risks, and internal audit’s tests of those plans. The audit committee seeks to ensure that the internal audit department can perform its function by reviewing the charter, plans, activities, staffing and organizational structure of the internal audit department, and approving the appointment, replacement, reassignment or dismissal of the director of internal audit. The audit committee also provides an open channel of communication between internal audit and the board; meets independently with the company’s internal auditors, independent auditors and management; and discusses with management the company’s major policies with respect to risk assessment and risk management, including an annual review of the company’s insurance coverage.

Corporate Governance Guidelines and Code of Ethics

The board has adopted corporate governance guidelines, which you can access on the Internet at www.idexx.com/view/xhtml/en_us/corporate/corporate-governance.jsf. The board also has adopted a code of ethics that applies to all of our employees, officers and directors, which you can access at the Internet address above. You can receive copies of the guidelines or the code by contacting the corporate secretary at the company’s headquarters address. In addition, we intend to post on our Web site, idexx.com, all disclosures that are required by law or the NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of the code of ethics.

Among other matters, the guidelines provide as follows:

•	A substantial majority of the members of the board are independent directors, as defined by NASDAQ Stock Market rules.

•	The audit, nominating and governance, compensation, and finance committees consist entirely of independent directors.

•	The nominating and governance committee recommends to the board for nomination all nominees for election to the board, except where the company is legally required by contract, by law or otherwise to provide third parties with the right to nominate directors.

•	The nominating and governance committee is responsible for periodically reviewing the requisite skills and criteria for board members, as well as the composition of the board as a whole, using the criteria described under “Nominating and Governance Committee” on pages 9-11.

•	The nominating and governance committee is responsible for annually assessing the performance of the board, its committees and each individual director.

•	When the chairman of the board is not an independent director, the independent directors elect a lead director, currently Mr. End, from among the independent directors. The lead director, among other responsibilities described under “Board’s Leadership and Structure” on page 11, chairs meetings of the independent directors and consults with the chairman of the board regarding meeting agendas.

•	Independent directors meet at each board meeting apart from management board members and other management representatives.

•	At least annually, the board reviews the company’s corporate strategy.

•	The board approves the chief executive officer’s goals annually.

•	At least annually, the compensation committee, in consultation with all independent directors, evaluates the performance of the chief executive officer.

•	The chief executive officer reports to the board at least annually on succession planning.

•	Board members have complete access to management and are encouraged to make regular contact.

•	The board will give appropriate attention to written communications that are submitted to the board by our stockholders. The process for submitting such communications to the board is described below under the heading “Communications from Stockholders.”

•	Individual directors whose professional responsibilities outside of their involvement with the company change from those held when they were last elected to the board (except for promotions) should volunteer to resign from the board, giving the board an opportunity to review the appropriateness of their continued board membership under the changed circumstances.

•	Any director who turns age 73 while serving as a director is expected to retire from the board effective at the next annual meeting of stockholders following the date on which he or she turns 73.

•	Directors cannot serve on more than four other public company boards, audit committee members cannot serve on more than two other public company audit committees, and directors who are chief executive officers of other companies cannot serve on more than two other public company boards (including the board of their employer).

•	Directors must inform the chairman of the board and the chairman of the nominating and governance committee of any public company directorship they have been offered before accepting such offer to ensure that acceptance of such directorship would not create a conflict with the director’s duties as a director of the company.

Communications from Stockholders

Written communications to the board can be submitted by electronic mail on our Web site by clicking on the “Contact Us” icon at www.idexx.com/view/xhtml/en_us/corporate/corporate-governance.jsf, or by writing to our general counsel at the company’s headquarters address. The nominating and governance committee will review all such communications.

Director Compensation

The following describes compensation earned by our nonemployee directors during 2012. Directors who are employees receive no additional compensation for serving on the board. Mr. Ayers is an employee of our company and receives no additional compensation for serving on the board. See “Executive Compensation – Summary Compensation Table” on page 47 for information about Mr. Ayers’s compensation.

Director Compensation

The table below sets forth compensation of the company’s nonemployee directors for 2012.

Name	Fees Earned Or Paid In Cash		Stock Awards $ (4)		Option Awards $ (6)	Total Compensation

Thomas Craig	$70,000	(2)	$32,505		$97,504	$200,009
William T. End	90,000		32,505		97,504	220,009
Rebecca M. Henderson, PhD	75,000		32,505		97,504	205,009
Barry C. Johnson, PhD	80,000	(3)	32,505		97,504	210,009
Brian P. McKeon	80,000		32,505		97,504	210,009
Robert J. Murray	80,000		32,505	(5)	97,504	210,009
M. Anne Szostak (1)	30,910		26,997		80,929	138,836
Joseph V. Vumbacco	70,000		32,505		97,504	200,009

(1)	Ms. Szostak was elected to the board effective July 10, 2012, and her compensation was prorated accordingly.
(2)	Includes compensation in the amount of $70,000 deferred and issued as 785 deferred stock units, or DSUs, pursuant to the Director Deferred Compensation Plan, or Director Plan.
(3)	Includes compensation in the amount of $20,000 deferred and issued as 236 DSUs pursuant to the Director Plan.
(4)	With the exception of Mr. Murray (see footnote 5), issued as DSUs pursuant to the Director Plan. Excludes DSUs received in lieu of deferred compensation as described in footnotes (2) and (3). Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (calculated by rounding $32,500 to the nearest share on the date of deferral). See Note 4 in the notes to consolidated financial statements included in the 2012 annual report for the relevant assumptions used to determine the valuation of our stock awards. As discussed under “Equity Compensation” below, directors receive only one DSU and option grant during the fiscal year. As of December 31, 2012, the following are the aggregate number of DSUs accumulated in each nonemployee director’s deferral account for all years of service as a director, including DSUs issued for deferred fees as well as DSUs issued as annual grants to directors: Mr. Craig, 15,264; Mr. End, 8,677; Dr. Henderson, 14,432; Dr. Johnson, 8,562; Mr. McKeon, 16,925; Mr. Murray, 7,465; Mr. Vumbacco, 1,152; Ms. Szostak, 284.
(5)	Issued as restricted stock units, or RSUs, pursuant to Mr. Murray’s election to receive RSUs in lieu of DSUs, upon his meeting the stock ownership guidelines in 2007, as described below under “Equity Compensation.”
(6)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 4 in the notes to consolidated financial statements included in the 2012 annual report for the relevant assumptions used to determine the valuation of our option awards. As of December 31, 2012, each nonemployee director had the following number of stock options outstanding: Mr. Craig, 29,276; Mr. End, 29,276; Dr. Henderson, 19,476; Dr. Johnson, 19,476; Mr. McKeon, 29,276; Mr. Murray, 25,676; Mr. Vumbacco, 8,662; Ms. Szostak 2,953.

Cash Compensation

Each of our directors who is not an officer or employee of IDEXX receives an annual fee for services as a director that is paid quarterly. The annual fee rate was $65,000 for 2012. Each director could elect to defer any amount of these annual fees in the form of deferred stock units, or DSUs, under our Director Plan. In addition, nonemployee directors received the following annual committee fees during 2012, also paid quarterly: $25,000 for the lead director, $15,000 for the audit committee chairman and compensation committee chairman, $5,000 for other audit committee members, and $10,000 for the chairmen of other committees. Directors could elect to defer any amount of these committee fees in the form of fully vested DSUs. There were no fees for board meeting attendance.

Equity Compensation

Each of our nonemployee directors receives an annual grant of DSUs on the date of our annual stockholders meeting in May. During 2012, the value of the annual grant of DSUs was approximately $32,500 (calculated by rounding to the nearest share on the date of deferral). In February 2013, the board approved increasing the value of the annual DSU grant to $37,500 for the May 2013 grant. Based on market data reviewed, the board believes that the increase is appropriate in order to remain market competitive and in line with its peer group review. The number of DSUs is determined by dividing such amount by the price of the company’s common stock on the date of grant of the award, which was May 9, 2012. New nonemployee directors joining the board after the annual grants are granted a pro rata number of DSUs based on the number of months remaining until the next year’s annual grant. The DSUs vest one year from the date of grant or, in the case of pro-rated grants described in the preceding sentence, on the first anniversary of the annual meeting of stockholders immediately preceding the date of such grants. Any director who meets the stock ownership guidelines described below at the time of the annual equity award grant may elect, in lieu of receiving DSUs, to receive a grant of restricted stock units valued at $37,500, which would vest one year from the date of grant.

On the date of our annual stockholders meeting, each of our nonemployee directors also receives an annual grant of a nonqualified stock option to purchase shares of common stock under the 2009 Plan. During 2012, the value of the annual nonqualified stock option was equal to $97,500 in Black-Scholes-Merton value consistent with the valuation approach used to make executive awards. In February 2013, the board approved increasing the value of the annual nonqualified stock option grant to $112,500 for the May 2013 grant. Based on market data reviewed, the board believes that the increase is appropriate in order to remain market competitive and in line with its peer group review. The option exercise price per share for each director stock option is equal to the last reported sale price for a share of the company’s common stock on the NASDAQ Stock Market on the date the option is granted, which was May 9 for 2012. New nonemployee directors joining the board after the annual grants are granted a pro rata nonqualified stock option based on the number of months remaining until the next year’s annual grant. The options vest and become fully exercisable one year from the date of grant or, in the case of pro-rated grants described in the preceding sentence, on the first anniversary of the annual meeting of stockholders immediately preceding the date of such grants. Upon a change in control (as described at pages 29-30), options granted to all optionees, including to nonemployee directors, are subject to the vesting provisions described on page 29.

In general, options granted under the 2009 Plan are not transferable, except by will or the laws of descent and distribution, and are exercisable during the lifetime of the director only while he or she is serving as a director of the company or within three months (or two years as described below) after he or she ceases to serve as a director of the company; provided, however, that the board has the discretion to allow a director to designate a beneficiary to exercise the options upon the director’s death. If a nonemployee director dies or becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while serving as a director, or dies within three months after ceasing to serve as a director, options are exercisable within one year following the date of death or disability. Options granted to directors since 2010 are exercisable for two years following the date of retirement, provided the director has served on the board for at least five years. Options granted prior to 2006 expire after ten years from the date of grant, options granted beginning in 2006 expire seven years from the date of grant, and if our stockholders approve the amendments to the 2009 Plan at the 2013 annual meeting of stockholders, options granted after such stockholder approval will expire up to ten years from the date of grant.

Director Deferred Compensation Plan

DSUs are issued under the Director Plan, and subject to the terms of the stockholder approved 2009 Plan. The payment of fees in the form of DSUs is considered deferred compensation for federal income tax purposes. Any compensation deferred by a director is credited to an account established in the director’s name that is denominated as a number of vested DSUs having an aggregate value equal to the compensation deferred into such account divided by the price of a share of IDEXX common stock on the date of the applicable deferral. DSUs vested as described in the first paragraph under “Equity Compensation” above also are credited to this account. Director Plan account balances are not subject to any interest or other investment returns, other than returns produced by fluctuations in the price of a share of IDEXX common stock affecting the value of the DSUs in the account.

For DSUs resulting from compensation that directors have elected to defer under the Director Plan, a director can elect to receive his or her distribution of shares in either (i) a single lump sum one year after the director’s last day of service on the board, or (ii) with respect to deferrals made on or after January 1, 2011, (a) in a single sum on a nondiscretionary and objectively determinable fixed date, or (b) in equal annual installments over four years on or after such fixed date. For DSUs granted as described in the first paragraph under “Equity Compensation” above, the shares are distributed one year following his or her termination from the board. In addition, if the plan administrator of the Director Plan determines that a director has suffered an unforeseeable emergency, the plan administrator may authorize the distribution of all or a portion of the director’s DSUs. Upon distribution, the director receives the number of shares of IDEXX common stock equal to the number of DSUs in his or her account, or, if he or she elected installment distributions, the number of shares equal to the number of DSUs that are subject to the applicable distribution date.

Upon a change in control of the company, or a director’s death or disability, a director’s interest in his or her unvested DSUs will vest. A change in control under the Director Plan occurs upon the same events as under the Executive Deferred Compensation Plan as described at page 51. The shares of common stock in a director’s account will be distributed in a single lump sum as soon as practicable after a change in control.

Other Compensation

All directors are reimbursed for reasonable travel expenses incurred in connection with board and committee meetings. The company does not provide any other benefits including retirement benefits or perquisites to its nonemployee directors. Except as described in this “Director Compensation” section, the company does not have any other arrangements for compensation or consulting agreements with its directors, other than compensation in consideration of employment paid to directors who are officers or employees of the company.

Director Stock Ownership Guidelines

The board has adopted stock ownership guidelines for directors. Under the guidelines, nonemployee directors are expected to own a number of shares of the company’s common stock having a value of $250,000 by the fifth anniversary of their appointment to the board. Directors’ compliance with these guidelines is measured annually on September 30. Directly owned shares, vested DSUs credited to a director’s investment account, as described above, and vested restricted stock units, or RSUs, are included in calculating stock ownership pursuant to these guidelines. As of the first such measurement date on which a director holds shares with a value of at least $250,000, he or she shall be deemed to have satisfied the stock ownership guidelines in all future periods, provided that he or she continues to own at least the number of shares owned as of such measurement date. When exercising stock options, nonemployee directors who have not satisfied the ownership guidelines must retain shares having a value of at least 50% of the value derived from the option exercise after payment of the exercise price and taxes.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the 1934 Act, IDEXX’s directors, executive officers and any persons holding more than ten percent of our outstanding common stock are required to report their initial ownership of common stock and any subsequent changes in their ownership to the SEC. The SEC has established specific due dates and IDEXX is required to disclose in this proxy statement any failure to file by those dates.

Based solely on our review of (i) copies of Section 16(a) reports that IDEXX received from such persons for their transactions during IDEXX’s 2012 fiscal year and (ii) written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for IDEXX’s 2012 fiscal year, IDEXX believes that none of such persons failed to file on a timely basis reports required by Section 16(a), except that a Form 4 was filed late on behalf of William T. End, a director of the company, to report a sale.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND OFFICERS

The table below shows the number of shares of our common stock beneficially owned as of March 11, 2013 by (a) each of our directors; (b) each of our executive officers named in the Summary Compensation Table shown on page 47, whom we refer to as the named executive officers, and (c) directors and executive officers of IDEXX as a group. Unless otherwise indicated, each person listed below has sole voting and investment power with respect to the shares listed.

Beneficial Owner	Number of Shares Owned (1)		Options Exercisable and RSUs Vesting (2)	Total Number of Shares Beneficially Owned (3)	Percentage of Common Stock Outstanding (4)

Jonathan W. Ayers	359,206	(5)	748,200	1,107,406	2.03%
Thomas Craig	2,920		29,276	32,196	*
William T. End	17,500		29,276	46,776	*
Rebecca M. Henderson, PhD	—		19,476	19,476	*
Barry C. Johnson, PhD	—		19,476	19,476	*
Brian P. McKeon	2,500		29,276	31,776	*
Robert J. Murray	39,759	(6)	26,045	65,804	*
M. Anne Szostak	2,000		2,953	4,953	*
Joseph V. Vumbacco	3,560		8,662	12,222	*
Jay Mazelsky	—		—	—	*
Johnny D. Powers, PhD	5,110		38,288	43,398	*
Michael J. Williams, PhD	3,494		23,560	27,054	*
Merilee Raines	26,577		2,704	29,281	*
All current directors and executive officers as a group (20 persons)	511,494		1,076,501	1,587,995	2.92%

*	Less than 1%
(1)	Does not include DSUs. See “Director Compensation” on pages 14-16 for a description of DSUs issued to our nonemployee directors under the Director Plan as annual equity grants and voluntary deferrals of annual fees. See “Executive Deferred Compensation Plan” on page 51 for a description of DSUs issued to our officers upon an officer’s voluntary deferral of his or her annual bonus. The individuals holding fully vested DSUs are at risk as to the price of IDEXX common stock in their investment accounts. DSUs carry no voting rights, but are included in calculating stock ownership for purposes of determining compliance with the company’s guidelines for directors and executive officers. The following directors and executive officers and the following group hold the indicated number of fully vested DSUs, resulting in the following total number of shares owned including DSUs:

	DSUs (*)	Total Number of Shares Owned Including DSUs

Jonathan W. Ayers	29,582	388,788	(5)
Thomas Craig	15,446	18,366
William T. End	8,677	26,177
Rebecca M. Henderson, PhD	14,432	14,432
Barry C. Johnson, PhD	8,562	8,562
Brian P. McKeon	16,925	19,425
Robert J. Murray	7,465	47,224	(6)
M. Anne Szostak	284	2,284
Joseph V. Vumbacco	1,152	4,712
Jay Mazelsky	—	—
Johnny D. Powers, PhD	—	5,110
Michael J. Williams, PhD	6,495	9,989
Merilee Raines	—	26,577
All current directors and executive officers as a group (20 persons)	109,020	620,514

* Consists of DSUs vesting on or within 60 days after March 11, 2013.

(2)	Consists of options to purchase common stock exercisable, and RSUs vesting, on or within 60 days after March 11, 2013.
(3)	The number of shares beneficially owned by each person or group as of March 11, 2013 includes shares of common stock that such person or group had the right to acquire on or within 60 days after March 11, 2013, including but not limited to, upon the exercise of stock options or vesting of RSUs, but excludes DSUs.
(4)	For each individual and group included in the table, percentage of ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 54,441,902 shares of common stock outstanding on March 11, 2013 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days after March 11, 2013, including but not limited to, upon the exercise of stock options or vesting of RSUs, but excluding DSUs.
(5)	Includes 49,000 shares owned by the Ayers Family Trust.
(6)	Includes 15,720 shares owned by the Robert J. Murray 2010 Qualified Annuity Trust; 10,526 shares owned by the Robert J. Murray 2012 Qualified Annuity Trust; and 2,500 shares owned by Mr. Murray’s spouse.

OWNERSHIP OF MORE THAN FIVE PERCENT

OF OUR COMMON STOCK

The table below shows the number of shares of our common stock beneficially owned as of December 31, 2012 by each person or group known by us to own beneficially more than 5% of the outstanding shares of IDEXX common stock. Share totals and descriptions of each person or group are based solely upon information derived from Schedules 13G or 13G/A as filed by the following entities pursuant to Section 13 of the 1934 Act and the rules promulgated thereunder.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding (1)

Ruane, Cunniff & Goldfarb Inc. (2) 767 Fifth Avenue New York, New York 10153	5,286,474	9.71%
T. Rowe Price Associates, Inc. (3) 100 East Pratt Street Baltimore, Maryland 21202	4,970,610	9.13%
Baron Capital Group, Inc. (4) 767 Fifth Avenue New York, New York 10153	2,977,370	5.47%
Alliance Bernstein (5) 1345 Avenue of the Americas New York, New York 10105	2,924,009	5.37%
BlackRock, Inc. (6) 40 East 52nd Street New York, New York 10022	2,903,118	5.33%
Neuberger Berman Group LLC (7) 605 Third Avenue New York, New York 10158	2,851,407	5.24%
Brown Investment Advisory (8) 901 South Bond Street Baltimore, Maryland 21231	2,744,152	5.04%

(1)	For each group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such group on December 31, 2012 by the 54,441,902 shares of common stock outstanding on March 11, 2013. Therefore, the percentage ownership may differ from the percentage ownership reported in statements of beneficial ownership filed with the SEC, which reflect ownership as of an earlier date.
(2)	Based solely upon information derived from a Schedule 13G/A filed by Ruane Cunniff & Goldfarb Inc., it has the sole power to vote 3,733,328 shares and sole power to dispose of 5,286,474 shares.
(3)	Based solely upon information derived from a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”), it has the sole power to vote 1,150,610 and sole power to dispose of 4,970,610 shares. These shares are owned by various individual and institutional investors for which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of reporting requirements of the 1934 Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.
(4)	Based solely upon information derived from a Schedule 13G/A filed by Baron Capital Group, Inc., BAMCO, Inc., a subsidiary of Baron Capital Group, Inc., Baron Capital Management, Inc., a subsidiary of Baron Capital Group, Inc., and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc. (i) Baron Capital Group, Inc. reported that it has shared voting power of 2,817,953 shares and shared dispositive power of 2,977,370 shares; (ii) BAMCO, Inc. reported that it had shared voting power of 2,541,757 shares and shared dispositive power of 2,701,174 shares; (iii) Baron Capital Management, Inc. reported that it has shared voting power and shared dispositive power of 276,196 shares; and (iv) Mr. Baron reported that he has shared voting power of 2,817,953 shares and shared dispositive power of 2,977,370 shares.
(5)	Based solely upon information derived from a Schedule 13G filed by AllianceBerstein L.P., a majority owned subsidiary of AXA Financial, Inc. and an indirect majority owned subsidiary of AXA SA (“AXA”), has (i) sole power to vote 2,658,667 shares; and (ii) sole power to dispose of 2,919,819 shares; and has shared dispositive power with AXA of 4,190 shares.
(6)	Based solely upon information derived from a Schedule 13G/A filed by BlackRock, Inc., it has sole power to vote and sole power to dispose of 2,903,118 shares.
(7)	Based solely upon information derived from a Schedule 13G/A filed by Neuberger Berman Group LLC, Neuberger Berman LLC, which is controlled by Neuberger Berman Group LLC through its subsidiary, Neuberger Berman Management LLC and Neuberger Berman Equity Funds, for which Neuberger Berman LLC and Neuberger Berman Management LLC serve as sub-adviser and investment manager, respectively, (i) each of Neuberger Berman Group LLC and Neuberger Berman LLC has shared power to vote 2,735,435 shares and shared power to dispose of 2,851,407 shares, (ii) Neuberger Berman Management LLC has shared power to vote and shared power to dispose of 2,279,366 shares, and (iii) Neuberger Berman Equity Funds has shared power to vote and shared power to dispose of 2,009,962 shares. Neuberger Berman Group LLC may be deemed to be a beneficial owner for purposes of Rule 13d-3 of the 1934 Act because certain affiliated persons have shared power to retain or dispose of the securities of many unrelated clients. Each of Neuberger Berman LLC and Neuberger Management LLC serve as subadvisor and investment manager, respectively, of Neuberger Berman Group LLC’s various registered mutual funds. Neuberger Berman Group LLC, Neuberger Berman LLC, Neuberger Berman Management LLC and certain affiliated persons own no shares directly. As investment advisors, certain affiliated persons that are controlled by Neuberger Berman Group LLC have investment and voting powers with respect to the shares held. Neuberger Berman Group LLC, through its direct and indirect subsidiary Neuberger Berman Holdings LLC, controls Neuberger Berman LLC and certain affiliate persons. By reason of the provisions of Rule 13d-3 of the 1934 Act, each of Neuberger Berman Group LLC, Neuberger Berman LLC and Neuberger Berman Management LLC may be deemed to beneficially own the number of shares indicated above. Each of Neuberger Berman Group LLC, Neuberger Berman LLC, Neuberger Berman Management LLC and certain affiliated persons disclaim beneficial ownership of any of the securities described above.

(8)	Based solely upon information derived from a Schedule 13G/A filed by Brown Advisory Incorporated (“BAI”), Brown Advisory, LLC, wholly owned by BAI, and Brown Investment Advisory & Trust Company, wholly owned by BAI, (i) Brown Advisory, LLC has sole voting power of 1,974,904 shares and shared dispositive power of 2,744,152 shares; (ii) BAI has sole voting power of 2,120,551 shares and shared dispositive power of 2,893,549 shares; and (iii) Brown Investment Advisory & Trust Company reported that it has sole voting power of 145,647 and shared dispositive power of 149,397 shares. The total shares being reported are beneficially owned by investment companies and other managed accounts of direct/indirect subsidiaries of BAI. These subsidiaries may be deemed to be beneficial owners of the reported shares because applicable investment advisory contracts provide voting and/or investment power over securities.

ELECTION OF DIRECTORS

(PROPOSAL ONE)

The board of directors is divided into three classes, designated as Class I directors, Class II directors and Class III directors. Members of each class hold office for three-year terms. Class III consists of three directors whose terms expire at the 2013 annual meeting of stockholders, Class I consists of three directors whose terms expire at the 2015 annual meeting of stockholders, and Class II consists of three directors whose terms expire at the 2014 annual meeting of stockholders.

Upon recommendation of the nominating and governance committee, the board has nominated Jonathan W. Ayers, Robert J. Murray, and M. Anne Szostak to serve as Class III directors with a term expiring at the 2016 annual meeting of stockholders. Messrs. Ayers and Murray are currently Class III directors, Ms. Szostak is currently a Class II director, and each has indicated a willingness to serve, if elected. If any of the director nominees becomes unable to serve, proxies can be voted for a substitute nominee, or the board may choose to reduce the number of directors on the board. Joseph V. Vumbacco, whose current term as a Class III director expires at the 2013 annual meeting of stockholders, is not standing for re-election. Accordingly, effective as of the election of directors at the meeting, Mr. Vumbacco will no longer be a director and there will be one vacancy in Class II.

There are no family relationships among the executive officers or directors of IDEXX.

Information relating to each director is described below, including: his or her age and period of service as a director of the company; his or her business experience during the past five years (including directorships at other public companies); his or her membership on committees of the board of directors; and the other experience, qualifications, attributes or skills that led the nominating and governance committee and the board to conclude he or she should continue to serve as a director of the company. For a further discussion of the board’s process and reasons for nominating these candidates, see “Nominating and Governance Committee” on pages 9-11.

Nominees for Class III Directors Whose Terms Would Expire in 2016

Jonathan W. Ayers Age 57	Director and Chairman of the Board since January 2002 Currently serving as a Class III Director

Mr. Ayers has been Chairman, President and Chief Executive Officer of IDEXX since January 2002. Prior to joining IDEXX, Mr. Ayers held various positions at United Technologies Corporation and its business unit Carrier Corporation. From 1999 to 2001, Mr. Ayers was President of Carrier Corporation, the then-largest business unit of United Technologies and the world’s largest manufacturer of commercial and residential HVAC systems and equipment and the leading producer of commercial and transport refrigeration equipment. From 1997 to 1999, Mr. Ayers was President of Carrier Asia Pacific Operations, and from 1995 to 1997, Mr. Ayers was Vice President, Strategic Planning at United Technologies. In his roles at United Technologies Mr. Ayers gained significant operating experience in leading a global business unit; developed management, finance and strategic planning skills; and developed experience in acquisition integration, line and international operations, and marketing and product development. Prior to joining United Technologies, from 1986 to 1995, Mr. Ayers held various positions at Morgan Stanley & Co. in mergers and acquisitions and corporate finance. Mr. Ayers worked as a strategy consultant for Bain & Company from 1983 to 1986 and was in the field sales organization of IBM’s Data Processing Division from 1978 to 1981. Mr. Ayers holds an undergraduate degree in molecular biophysics and biochemistry from Yale University and graduated from Harvard Business School in 1983. The board values Mr. Ayers’s significant and diverse experience in many areas that are relevant to the company and its operations, including global business management, international operations, financial and strategic planning, business development, marketing, product development and technology.

Robert J. Murray Age 71	Director since February 2005 Currently serving as a Class III Director Compensation Committee (Chair) Nominating and Governance Committee

Mr. Murray served as Chairman of the Board and Chief Executive Officer of New England Business Service, Inc., or NEBS, from 1995 until his retirement in 2004. NEBS was a publicly-traded business to business direct marketing company and had over $500 million in sales during the last fiscal year prior to Mr. Murray’s retirement. As the chief executive officer of NEBS, Mr. Murray was responsible for all aspects of the business. Mr. Murray held various executive positions at The Gillette Company from 1961 to 1995, including Executive Vice President, North Atlantic Group from 1991 to 1995, and Chairman of the Board of Management of Braun AG, a subsidiary of Gillette headquartered in Germany, from 1985 to 1990. In these positions, Mr. Murray developed substantial experience in international business operations and led all aspects of the business for these divisions. Mr. Murray has served as a director for the following public companies during the years indicated: The Hanover Insurance Group, Inc., a property and casualty insurance company (since 1996); LoJack Corporation, an automobile security system manufacturer (since 1992); Tupperware Brands Corporation, a consumer-direct seller of personal and household products (since 2004); and Delhaize Group, an international food retailer based in Belgium (from 2001 to 2012). Mr. Murray received a B.S and B.A. from Boston College and an M.B.A. from Northeastern University and he completed Harvard Business School’s Advanced Management Program. The board values Mr. Murray’s background as a chief executive as well as a leader of a major business unit of a large multi-national corporation, and as a director of several public companies, which has provided him with extensive general management skills and experience in board function and corporate governance.

M. Anne Szostak Age 62	Director since July 2012 Currently serving as a Class II Director Compensation Committee

In 2004, Ms. Szostak founded Szostak Partners, LLC, an executive coaching and human resources consulting firm, for which she continues to serve as Chief Executive Officer. Before founding Szostak Partners, Ms. Szostak had a 31-year career with Fleet/Boston Financial Group (now Bank of America), a Fortune 100 publicly-traded, diversified financial services company. During her tenure at Fleet/Boston, she gained extensive operational and staffing management responsibilities, including as Chairman, President and Chief Executive Officer of Fleet-Maine, Chairman and Chief Executive Officer of Fleet Bank-Rhode Island, and Corporate Executive Vice President and Chief Human Resources Officer of FleetBoston Financial Group. Ms. Szostak has substantial expertise in compensation and governance matters, and audit and investments through her 20 years of experience on various public company boards. Among them, Ms. Szostak served or has served as a director of the following public companies during the years indicated: Tupperware Brands Corporation, a consumer-direct seller of personal and household items (since 2000); Belo Corp., an owner and operator of television stations and their associated Web sites (since 2004); ChoicePoint Corporation, a data aggregation company (from 2005 until the company’s sale in 2008); SFN Group, a staffing solutions provider (from 2005 until the company’s sale in 2011); and Dr Pepper Snapple Group, Inc., a beverage manufacturer, bottler and distributor (since 2008). Ms. Szostak also serves on the boards of several local, regional and national non-profit organizations. Ms. Szostak holds an undergraduate degree from Colby College, and she has completed several executive education programs at Harvard Business School. The board values Ms. Szostak’s significant background in management, finance and human resources, as well as her extensive public company board experience.

Class I Directors Whose Terms Expire in 2015

William T. End Age 65	Director since July 2000 Lead Director Compensation Committee Nominating and Governance Committee

Mr. End was Chairman and Chief Executive Officer of Cornerstone Brands, Inc., a privately-held catalog retailer, from 1995 to 2001, and Executive Chairman of that company from 2001 until his retirement in 2002. In these executive roles Mr. End was responsible for all corporate functions as well as Board function and activity. Prior to joining Cornerstone Brands, Mr. End held various positions at Land’s End, Inc. from 1991 to 1995, including President and Chief Executive Officer. From 1975 to 1991, Mr. End held various positions at L.L. Bean, Inc., a privately-held catalog retailer, including Executive Vice President and Chief Marketing Officer. Mr. End has significant executive experience with a particular focus on marketing and product development. Mr. End was a director and chairman of Eddie Bauer Holdings, Inc., a catalog retailer, from 2005 to 2009, a director of New England Business Services, Inc., a business to business direct marketing company, from 2000 to 2003, Hannaford Bros. Co., a supermarket and grocery retailer, from 1995 to 2000, and Land’s End, Inc., a catalog retailer, from 1990 to 1995. He also has been a director of several non-public companies. In these capacities, Mr. End has developed significant experience with board function and corporate governance. Mr. End received a B.S.B.A. from Boston College and earned an M.B.A. from Harvard Business School. The board values Mr. End’s extensive public company board and general management experience, particularly in the areas of sales and marketing.

Barry C. Johnson, PhD Age 69	Director since March 2006 Audit Committee Finance Committee (Chair)

Dr. Johnson served as Dean, College of Engineering, Villanova University, from August 2002 until his retirement in May 2006. From July 2000 to April 2002, he served as Senior Vice President and Chief Technology Officer of Honeywell International, Inc., a worldwide diversified technology and manufacturing company with sales in 2001 exceeding $23 billion. As Chief Technology Officer, Dr. Johnson was responsible for setting the strategic direction and prioritization of Honeywell’s research and development organization, which was supported by a global network of more than 15,000 engineers, scientists and researchers. Prior to Honeywell, Dr. Johnson served in several roles beginning in 1976 at Motorola, Inc., a global leader in providing integrated communications solutions, including Corporate Vice President and Chief Technology Officer for that company’s Semiconductor Product Sector. Dr. Johnson also has board oversight and corporate governance experience from his service as a director since September 2005 of Rockwell Automation, Inc., a publicly-traded global automation solutions company, and as a director since August 2003 of Cytec Industries, Inc., a publicly-traded global specialty chemicals and materials company. Dr. Johnson earned a B.M.E. (Bachelor of Mechanical Engineering) from Villanova University and holds a Ph.D. and M.S. in metallurgical engineering and materials science from Carnegie-Mellon University. He also completed a three-year advanced business administration program through Arizona State University’s College of Business Administration. The board values Dr. Johnson’s substantial experience as a senior executive for, and director of, various technology companies and for his expertise in scientific research and product development.

Brian P. McKeon Age 50	Director since July 2003 Audit Committee (Chair) Compensation Committee

Mr. McKeon has served as Executive Vice President and Chief Financial Officer for Iron Mountain Incorporated since April 2007. Iron Mountain is a publicly-traded provider of information protection and storage services worldwide with over $3 billion in revenues during 2011. Mr. McKeon was also Executive Vice President and Chief Financial Officer of The Timberland Company from March 2000 to April 2007. Timberland is a publicly-traded provider of premium outdoor footwear, apparel and accessories that had over $1.5 billion in revenues in 2006, the last full fiscal year of Mr. McKeon’s tenure. From 1991 to 2000, Mr. McKeon held several finance and strategic planning positions with PepsiCo Inc., serving most recently as Vice President, Finance at Pepsi-Cola, North America. Prior to joining PepsiCo, Mr. McKeon worked as a strategy consultant with the Alliance Consulting group and as an auditor with Coopers & Lybrand. Mr. McKeon earned a B.S. from the University of Connecticut and received an M.B.A. from Harvard University. As a CPA (inactive) with nearly 20 years of experience as a finance executive, the board values Mr. McKeon’s significant background in finance, financial reporting, financial controls, mergers and acquisitions and strategic planning.

Class II Directors Whose Terms Expire in 2014

Thomas Craig Age 58	Director since December 1999 Audit Committee Compensation Committee

Mr. Craig is currently Chairman and CEO of Shockwave International, a firm whose mission is to work with principal investors to help package deals by combining capital, ideas, human assets, and advisory services. Mr. Craig co-founded and was a Partner at Monitor Group, a global management consulting firm, until May 2012 when he retired after 29 years. Mr. Craig has broad international and industry experience. He has worked in over 70 countries on six continents and has led over 400 projects over the past 33 years for Fortune 500 companies and their international equivalents, startups, and at the highest levels of government. Earlier in his career, Mr. Craig served on the research faculty of the Harvard Business School. He also worked in the field of litigative economics. He has been active in delivering various executive education programs and leadership development initiatives. Mr. Craig received an A.B. from Princeton University and an M.B.A. with high distinction from Harvard Business School. The board values Mr. Craig’s extensive experience in counseling, leadership development and entrepreneurial endeavors because it provides a unique global perspective on corporate growth strategy and human asset development, as well as his extensive experience as an IDEXX Director during an extended period of strong financial performance.

Rebecca M. Henderson, PhD Age 52	Director since July 2003 Finance Committee Nominating and Governance Committee (Chair)

Dr. Henderson joined Harvard Business School in July 2009 as the Senator John Heinz Professor of Environmental Management where she specializes in strategy and organizational change. In September 2011, Dr. Henderson received Harvard University’s highest faculty honor when she was named a Harvard University Professor. From 1998 to 2009, Dr. Henderson served as the Eastman Kodak Professor of Management at the Sloan School of the Massachusetts Institute of Technology. Dr. Henderson also has board oversight and corporate governance experience as a director since July 2009 of Amgen Inc., a publicly-traded human therapeutics company in the biotechnology industry, and as a director of several private company and non-profit organization boards. Dr. Henderson also has been a research fellow at the National Bureau of Economic Research since 1995. Dr. Henderson holds an undergraduate degree from the Massachusetts Institute of Technology and a Ph.D. in business economics from Harvard University. Dr. Henderson has worked with numerous Fortune 500 companies on growth strategies related to innovation. The board values her substantial experience in corporate strategy with a focus on high-technology business.

The following is biographical information about Mr. Vumbacco, whose term as a Class III director expires at the 2013 annual meeting and who is not standing for re-election.

Joseph V. Vumbacco, age 67, has been a director of the company since February 2010 and is currently serving as a Class III director and on the finance and audit committees. Mr. Vumbacco served as Chief Executive Officer of Health Management Associates, Inc., or HMA, from 2001 until June 2007, and as Vice Chairman and Director of HMA from June 2007 and 2001, respectively, until his retirement in December 2007. HMA is a premier operator of acute care hospitals in non-urban communities throughout the United States, and had over $4.1 billion in revenues during the last fiscal year prior to Mr. Vumbacco’s retirement. As the Chief Executive Officer of HMA, Mr. Vumbacco was responsible for all aspects of the business. Prior to becoming Chief Executive Officer, Mr. Vumbacco held several key positions at HMA from 1996, including Chief Operating Officer, Chief Administrative Officer, Executive Vice President, and President. Before joining HMA, Mr. Vumbacco had a nearly 15-year career with The Turner Corporation, a publicly-traded construction and real estate company, where he gained extensive operational and staff responsibilities, including as an Executive Vice President and as General Counsel. Mr. Vumbacco also served as Senior Vice President and General Counsel at The F&M Schaefer Corporation, a publicly-traded brewing company, and prior to that was an attorney at the Wall Street firm of Mudge Rose Guthrie & Alexander where he specialized in corporate and securities law. Mr. Vumbacco holds an undergraduate degree from Bowdoin College, a law degree from Syracuse University College of Law, and he also completed the Finance Program for Senior Executives at the Harvard Business School.

Recommendation of the Board of Directors

The board of directors recommends that you vote FOR the election of the three Class III Director nominees listed above.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(PROPOSAL TWO)

As required by Section 14A of the 1934 Act, which was enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking our stockholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal is commonly referred to as “say-on-pay.”

At the 2012 annual meeting of stockholders, we asked our stockholders to approve the compensation of our named executive officers on an advisory basis as disclosed in the proxy statement for the 2012 annual meeting. Our stockholders overwhelmingly approved the proposal, with more than 98% of the votes cast in favor of the executive officer compensation. The board believes that this vote affirmed stockholders’ support of the company’s executive compensation program.

At the 2011 annual meeting, we asked our stockholders to indicate if we should hold an advisory vote to approve the compensation of our named executive officers every one, two or three years, and more than 93% of the votes cast were in favor of an annual advisory vote. Given this high vote in favor of an annual advisory vote, our board of directors has decided to submit the say-on-pay proposal to stockholders each year.

As described in detail in our Compensation Discussion and Analysis beginning on page 36, we maintain a simple executive compensation program that consists almost entirely of base salary, annual bonus, and annual equity awards. These elements of compensation have been selected by the compensation committee because the committee believes that they effectively achieve the fundamental goals of our compensation program, which are to attract, motivate, retain and reward exceptionally talented executives; to align executive interests and stockholder interests through an appropriate mix of long-term and short-term incentives; and to maximize the financial efficiency of the program from risk, tax, accounting, and cash flow perspectives.

Prior to 2013, annual bonuses paid to executive officers were entirely within the discretion of the board of directors, as described in the Compensation Discussion and Analysis below. Commencing in 2013, annual bonuses for the chief executive officer and his direct reports will be determined in accordance with the Senior Executive Team Incentive Plan, or the SET Incentive Plan, as described in the Compensation Discussion and Analysis.

With very limited exceptions described under “Compensation Discussion and Analysis – Personal Benefits and Perquisites,” the company does not provide any compensation or benefit plans to executive officers that are not also available to other employees. The company differentiates among executive officers primarily based on size of annual bonuses and equity awards and, to a lesser extent, base salary. Annual compensation decisions for executive officers are made by the compensation committee based on performance and market-related factors described under “Compensation Discussion and Analysis.”

Features of our executive compensation program include the following:

•	A majority of total executive compensation, delivered in the form of annual cash bonus and equity awards, is not fixed and is contingent on both long-term and short-term corporate performance.

•	Base salary, annual incentive bonus opportunity, and long-term incentive value are targeted to approximately the market median of the company’s peer group proxy data and survey compensation data.

•	Commencing in 2013, the annual cash bonus plan for the chief executive officer and his direct reports will be based on two equally weighted factors: (1) company financial performance and (2) individual achievement of non-financial goals.

•	Our equity awards, which consist of stock options and restricted stock units, vest over a five-year period, which aligns interests of executive officers and stockholders.

•	We maintain stock ownership requirements for all executive officers and members of our board of directors, further aligning the interests of management and stockholders.

•	The compensation committee annually reviews our executive compensation against our peer group proxy data and survey compensation data to ensure that our total executive compensation is both competitive and appropriate.

•	Our compensation committee annually reviews risk associated with our compensation programs to ensure that our programs do not subject the company to risks that are reasonably likely to have a material adverse effect on the company.

•	We have adopted a “clawback” policy, under which the company will recover cash incentive compensation that the compensation committee determines would not have been paid to an executive officer but for fraud or willful misconduct by that executive officer that led to a restatement of our financial results.

Stockholders are encouraged to read the Compensation Discussion and Analysis section of this proxy statement beginning on page 36, which discusses in greater detail how our compensation program implements our executive compensation philosophy. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the company or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or the board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Recommendation of the Board of Directors

The board of directors recommends that you vote FOR the approval of the advisory resolution on executive compensation.

AMENDMENTS TO IDEXX LABORATORIES, INC. 2009 STOCK INCENTIVE PLAN

(PROPOSAL THREE)

On February 13, 2013, our board of directors adopted, subject to stockholder approval, amendments to the IDEXX Laboratories, Inc. 2009 Stock Incentive Plan, or the 2009 Plan, to, among other changes, (i) amend the maximum term for stock options and stock appreciation rights from seven up to ten years, effective for awards granted following stockholder approval at the 2013 annual meeting of stockholders, and (ii) increase the number of shares of common stock authorized for awards under the 2009 Plan from 5,200,000 to 9,950,000; as a result, 7,287,440 shares are available for awards granted on or after the 2013 annual meeting of stockholders.

Introduction

General

The purpose of the 2009 Plan is to allow the company to design and grant stock-based awards that will provide long-term incentives to employees and directors, while aligning the interests of award recipients with those of the company’s stockholders. The board believes that it will have greater ability to ensure that the company’s equity compensation is competitive if it has flexibility to grant awards with terms of up to ten years. Longer terms provide greater value to employees because employees have a longer period in which to exercise their options following our standard five-year vesting period applicable to stock options. The compensation committee’s compensation consultant, FW Cook, has advised the board that a significant majority of companies have the ability to grant awards with terms up to ten years.

Under the 2009 Plan, we are currently authorized to grant equity awards up to an aggregate of 5,200,000 shares of common stock. As of December 31, 2012, 2,662,560 shares had been issued, or were reserved for issuance, pursuant to awards under the 2009 Plan and 2,537,440 shares remained available for awards under the plan. The board believes that the additional 4,750,000 shares available for awards under the 2009 Plan, bringing the number of shares available for awards to 7,287,440, is necessary to permit the company to continue to provide the type of long-term, performance-based compensation necessary to allow the company to attract, retain and motivate employees and directors.

Amendments to the Plan

We are asking stockholders to approve the amendment of the 2009 Plan to increase the number of shares available for issuance pursuant to awards granted under the plan by 4,750,000 and to make certain other changes which are described below.

In addition to increasing the shares available for issuance pursuant to awards granted under the plan, the amended 2009 Plan includes other key changes. In particular, the amended 2009 Plan:

•	extends the maximum term for stock options and stock appreciation rights from seven up to ten years;

•	provides that shares of our common stock used to satisfy tax withholding obligations with respect to an award, other than a stock option or stock appreciation right, will be added back to the number of shares available for the grant of new awards under the plan;

•	adjusts the fungible share counting provisions such that, with respect to any awards granted under the 2009 Plan on or after January 1, 2013, any shares subject to awards other than stock options and stock appreciation rights will reduce the number of shares available for awards under the plan by 2.3 shares for every 1 share subject to such award and any shares subject to stock options and stock appreciation rights will reduce the number of shares available for awards under the plan by 1 share for every 1 share subject to such award; for awards granted under the 2009 Plan prior to January 1, 2013, any shares subject to awards other than stock options and stock appreciation rights reduced the number of shares available for awards under the plan by 2 shares for every 1 share subject to such award and any shares subject to stock options and stock appreciation rights reduced the shares available for issuance under the plan by 1 share for every 1 share subject to such award; and

•	requires that dividends or dividend equivalents granted with respect to awards that vest based on the achievement of performance conditions not be paid until the applicable award vests (i.e., the performance conditions are satisfied and the award is otherwise no longer subject to forfeitability provisions and contractual restrictions on transfer).

By approving the amended 2009 Plan, stockholders will also be approving the plan for purposes of Section 162(m) of the Code, or Section 162(m). The amended 2009 Plan allows for awards to be structured in a manner that satisfies the requirements for “performance-based” compensation within the meaning of Section 162(m). In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers (other than the Company’s chief financial officer), that excess compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the “material terms” of the performance goals under which compensation may be paid to our executives be disclosed to and approved by the our stockholders every five years. For purposes of Section 162(m), the “material terms” include (i) the individuals eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that can be paid to an individual under the performance goal. Each of these aspects is discussed below, and stockholder approval of this Proposal 3 will constitute approval of each of these aspects of the amended 2009 Plan for purposes of the approval requirements of Section 162(m).

Description of the Amended 2009 Plan

The following is a brief description of the 2009 Plan, as proposed to be amended. This summary is qualified in its entirety by reference to the 2009 Plan, a copy of which is attached to this proxy statement as “Appendix A”. You may also obtain a copy of the 2009 Plan by accessing this proxy statement as filed with the SEC on the Internet at sec.gov, by accessing the Investor Relations section of the company’s Web site, idexx.com/aboutidexx/investor relations/sec, or by contacting the corporate secretary of the company. The summary of the amended 2009 Plan set forth below assumes the approval of the amendment and is qualified in its entirety by reference to the amended 2009 Plan.

Administration

The 2009 Plan is administered by the board of directors and the compensation committee and the granting of awards is discretionary. The board has the authority to grant awards, to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2009 Plan and to interpret the provisions of the 2009 Plan. The board may delegate any or all of its authority to administer the 2009 Plan as it deems appropriate to one or more committees of the board, at least one of which shall be the compensation committee of the board. The board may also, to the extent permitted by law, delegate to one or more executive officers the power to grant awards to employees or officers other than “executive officers” of the company (as defined by Rule 3b-7 of the 1934 Act) or “officers” of the company (as defined by Rule 16a-1 of the 1934 Act), provided that the board will fix the terms of such awards and the maximum number of shares subject to such awards.

Eligibility

All employees and directors of IDEXX and its corporate subsidiaries are eligible to receive awards under the 2009 Plan. Under present law, however, incentive stock options may be granted only to employees. As of March 11, 2013 approximately 1,539 persons were eligible to receive awards under the 2009 Plan, including the company’s twelve executive officers and eight non-employee directors.

Awards

The 2009 Plan provides for the grant of incentive stock options that qualify under Section 422 of the Code, nonstatutory options, stock appreciation rights, restricted stock awards, and other stock unit awards, as such terms are defined in the 2009 Plan.

Shares Subject to the 2009 Plan

The amended 2009 Plan will authorize awards of 9,950,000 shares of common stock; as a result, 7,287,440 shares are available for awards granted on or after the 2013 annual meeting of stockholders, subject to adjustments provided for in the plan. The shares available for awards under the plan shall be reduced by (i) one share for every one share subject to awards of stock options or stock appreciation rights granted under the 2009 Plan on or after January 1, 2013 and (ii) 2.3 shares for every one share subject to awards other than stock options and stock appreciation rights granted under the 2009 Plan on or after January 1, 2013.

In the event that on or after January 1, 2013 any awards under the 2009 Plan, or any awards outstanding under the company’s 2003 Stock Incentive Plan, 1991 Stock Option Plan, 1998 Stock Incentive Plan and 2000 Director Plan (collectively referred to as the “Prior Plans”), are forfeited, settled for cash or expire, those shares will be added to the shares available for grants of awards under the 2009 Plan and will return to the 2009 Plan as (i) one share for every one share subject to stock options or stock appreciation rights and (ii) 2.3 shares for every one share subject to awards other than stock options and stock appreciation rights granted under the 2009 Plan on or after January 1, 2013 or other than options or stock appreciation rights under the Prior Plans. In the event that on or after January 1, 2013, tax withholding obligations with respect to awards other than stock options or stock appreciation rights granted under the 2009 Plan or the Prior Plans are satisfied by the tendering of shares by a participant or by the withholding of shares by the company, such shares shall be added to the shares available for grants of awards under the 2009 Plan. If on or after January 1, 2013 shares are tendered by a participant or withheld by the company in payment of the exercise price of a stock option under the 2009 Plan or the Prior Plans or to satisfy any tax withholding obligation with respect to a stock option or stock appreciation right under the 2009 Plan or the Prior Plans, shares subject to a stock appreciation right under the 2009 Plan or the Prior Plans are not issued in connection with the stock settlement of the stock appreciation right on its exercise, or shares are reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options under the 2009 Plan or the Prior Plans, such shares shall not again be available for grants of awards under the 2009 Plan.

The 2009 Plan also permits awards to be granted and shares to be issued through the assumption or substitution of outstanding grants from an acquired or merged company. These assumed or substituted awards do not count toward the share limits. In addition, any shares available for grant under any pre-existing plans of a company acquired by IDEXX or with which IDEXX combines may be used for awards under the 2009 Plan (as adjusted using the exchange ratio or other adjustment formula used in such acquisition or combination to determine the consideration payable to each parties’ stockholders) without counting toward the share limits under the 2009 Plan. Awards issued using such available shares from pre-existing plans shall be made only to individuals who were not employees or directors of IDEXX prior to the acquisition or combination, and may not be made after the date awards could have been made under the terms of the pre-existing plan.

To satisfy the requirements of Section 162(m) of the Code, the 2009 Plan provides that the maximum number of shares upon which awards may be granted to a participant may not exceed 1,200,000 shares in any year.

The shares issued under the 2009 Plan may consist, in whole or in part, of authorized but unissued shares, treasury shares, shares purchased on the open market or otherwise.

Adjustments

In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting IDEXX common stock, the board shall make appropriate and equitable adjustments and other substitutions to the 2009 Plan, and to awards under the 2009 Plan. Such adjustments may include adjustments in the maximum number of shares subject to the 2009 Plan, the maximum number of shares upon which awards may be granted to a participant and in the number and price of securities subject to awards granted under the 2009 Plan.

Options

Options to purchase shares of common stock may be granted under the 2009 Plan, either alone or in addition to other awards. A stock option may be granted in the form of an incentive stock option or a non-qualified stock option.

The price at which a share may be purchased under an option may not be less than the fair market value of a share on the date the option is granted, except for options granted through the assumption or substitution of options from an acquired or merged company. Unless the board establishes another method, fair market value means the last reported sale price for common stock reported on the NASDAQ Stock Market on the relevant date. The 2009 Plan permits the board to establish the term of each option as long as the term does not exceed 10 years from the grant of the option. Options will be exercisable at such time or times as determined by the board at or subsequent to grant. The exercise price is generally payable in cash or delivery of other consideration having a fair market value on the exercise date equal to the total option price; to the extent permitted by the board, by delivery of certain unconditional undertakings by or instructions to a creditworthy broker to deliver the exercise price and any required tax withholding; or by any combination of cash and other consideration as the board may specify.

In order to maintain status as an incentive stock option, the fair market value of shares subject to incentive stock options vesting in a particular year cannot exceed $100,000 per participant (or if greater, the maximum amount permitted under Section 422 of the Code), determined using the aggregate fair market value of the shares of common stock subject to such options on the date of grant. No more than 9,950,000 shares will be available for the grant of incentive stock options under the 2009 Plan.

Stock Appreciation Rights

Stock appreciation rights entitle a participant to receive upon exercise an amount equal to the number of shares subject to the award multiplied by the excess of the fair market value of a share at the time of exercise over the grant price of such stock appreciation right. Stock appreciation rights may be granted to participants either alone or in addition to other awards and may, but need not, relate to a specific option. Any stock appreciation right shall not have a grant price less than the fair market value on the date of grant and may have a term of up to ten years from the grant date, except for substitute awards granted through the assumption or substitution of awards from an acquired or merged company. Any stock appreciation right related to an option other than an incentive stock option may be granted at the same time the option is granted. Any stock appreciation right related to an incentive stock option must be granted at the same time the option is granted.

A stock appreciation right related to an option, or the applicable portion thereof, will terminate and no longer be exercisable upon the termination or exercise of the related option, except that any stock appreciation right granted with respect to less than the full number of shares covered by a related option will not be reduced until the exercise or termination of the related option exceeds the number of shares not covered by the stock appreciation right. Any option related to a stock appreciation right that is exercised will cease to be exercisable to the extent the related stock appreciation right has been exercised.

Restricted Stock

Restricted stock awards are stock awards that are generally subject to repurchase and/or forfeiture in favor of IDEXX, as may be determined by the board, during a period specified by the board. Restricted stock awards may be issued to participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the 2009 Plan. Except as otherwise determined by the board, upon termination of employment for any reason during the restriction period, any portion of a restricted stock award still subject to restriction will be forfeited by the participant and reacquired or repurchased by IDEXX. Dividends on restricted stock that vests on the attainment of performance goals are subject to the requirements described under “Dividends; Dividend Equivalents” below.

Other Stock Unit Awards

Other awards of common stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, common stock or other property may be granted to participants, either alone or in addition to other awards. Other stock unit awards may be paid in shares of common stock or cash as the board may determine. Other stock unit awards are also available as a form of payment in the settlement of other awards granted under the 2009 Plan or as payment in lieu of compensation to which a recipient is otherwise entitled.

Shares (including securities convertible into shares) granted as other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into shares) purchased pursuant to a purchase right granted as an other stock unit award will be purchased for such consideration as the board may determine, which will not be less than the fair market value of such shares or other securities as of the date such purchase right is awarded. Dividend equivalents on other stock units that vest on the attainment of performance goals are subject to the requirements described under “Dividends; Dividend Equivalents” below.

Other stock unit awards include deferred stock units issued to the company’s directors under the Director Plan and to its executive officers under the Executive Plan (see “Director Deferred Compensation Plan” on pages 15-16 and “Executive Deferred Compensation Plan” on page 51).

Change in Control

The 2009 Plan provides that unless the Board determines otherwise at the time of grant of an award, upon a change in control (as defined below), options and awards granted to all participants are subject to the following vesting provisions: 25% of the unvested options and stock appreciation rights vest and become exercisable, and the restrictions and deferral limitations and other conditions applicable to any restricted stock or other stock unit award shall lapse as to 25% of the remaining number of shares subject to the award, unless the successor company in a corporate transaction does not assume or substitute awards, in which case all awards granted under the 2009 Plan become fully vested and exercisable. In addition, if a participant is terminated by the successor company without cause, as defined in the plan, within two years following a change in control, then all awards held by such participant become fully vested and exercisable.

A “change in control” occurs upon any of the following events:

•	An acquisition by any individual, entity or group of beneficial ownership of 30% or more of either the company’s then outstanding shares of common stock or the combined voting power of the then outstanding voting stock of the company. Certain acquisitions by the company or any employee benefit plan sponsored or maintained by the company would be excluded from this change in control determination.

•	A change in the 2009 Plan’s effective date such that the individuals who constitute the board, as of the effective date (the “incumbent board”), cease for any reason to constitute at least a majority of the board. Any individual who becomes a member of the board subsequent to the effective date, whose election or nomination was approved by a vote of at least a majority of those individuals who are members of the board and who were also members of the incumbent board are considered as a member of the incumbent board. Any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened solicitation with respect to the election of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an entity other than the board shall not be so considered as a member of the incumbent board.

•	A merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the company (a “corporate transaction”), excluding any corporate transaction pursuant to which:

•	all or substantially all of the individuals and entities who are the beneficial owners of the company’s outstanding common stock and voting stock immediately prior to such corporate transaction will beneficially own, directly or indirectly, more than 60% of the outstanding common stock, and the combined voting power of the then outstanding voting stock of the corporation resulting from such corporate transaction, in substantially the same proportions as their ownership immediately prior to such corporate transaction;

•	no entity (other than the company, any employee benefit plan of the company, or the corporation resulting from such corporate transaction) will beneficially own, directly or indirectly, 30% or more of the outstanding shares of common stock of the corporation resulting from such corporate transaction or the combined voting power of the outstanding voting securities of such corporation, unless such ownership resulted solely from ownership of securities of the company prior to the corporate transaction; and

•	individuals who were members of the incumbent board will immediately after the consummation of the corporate transaction constitute at least half of the members of the board of directors of the corporation resulting from such corporate transaction.

•	The approval by the stockholders of the company of a complete liquidation or dissolution of the company.

In the event of a change in control, the board may, in its discretion, provide the following “cash-out”: that each option or stock appreciation right be cancelled in exchange for a payment in an amount equal to the amount by which the fair market value per share of common stock of the company immediately prior to the change in control exceeds the purchase price per share under the option or stock appreciation right (the “spread”), multiplied by the number of shares granted under the option or stock appreciation right.

Awards to “Covered Employees”

If the compensation committee determines at the time of grant of a restricted stock award or other stock unit award that the participant is, or may be as of the end of the tax year in which IDEXX would claim a tax deduction in connection with such award, a “covered employee” within the meaning of Section 162(m) of the Code, then the compensation committee may make the lapsing of restrictions and the payment of the award subject to IDEXX having achieved one or more specified performance goals established by the compensation committee. Performance goals will be based on the attainment of specified levels of one or more of the following: earnings before interest, taxes, depreciation and amortization (EBITDA), net cash provided by operating activities, free cash flow, earnings per share, earnings per share from continuing operations, operating income, revenues, operating margins, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, cost control, strategic initiatives, market share, before- or after-tax income, or return on invested capital of the company or a subsidiary or division of the company for or within which the participant is primarily employed. The compensation committee also will have the discretion to reduce (but not increase) the final amount of any such award, but the compensation committee may not waive the achievement of the applicable performance goals except, in the committee’s sole discretion, in the case of the participant’s death or disability. The performance goals also may be based on the achievement of performance levels achieved by the company relative to the performance of other companies. The performance goals may be applied by excluding the impact of changes for restructurings, discontinued operations, extraordinary items and other unusual or nonrecurring items, and the cumulative effects of accounting changes, as determined under generally accepted accounting principles. The performance goals are required to be set by the compensation committee in a manner that satisfies the requirements of Section 162(m) of the Code.

Effective Date, Term, Amendment and Termination

The amended 2009 Plan will become effective upon approval by our stockholders and will terminate on May 5, 2019, except that the board may at any time amend, alter, suspend or terminate the 2009 Plan. However, no such amendment may be made without stockholder approval if such approval is required to qualify for or comply with tax or regulatory requirements which the board deems desirable or necessary, or if such amendment is material, including material increases in the benefits to participants, material increases in the number of shares available under the 2009 Plan (except increases permitted upon the occurrence of an event described in “Adjustments” above), material modifications to the requirements for eligibility to participate in the plan, and expansion of the types of awards issuable under the plan. In addition, no amendment may be made without the consent of an affected participant if such action would impair his or her rights under an outstanding award. Except in certain circumstances, the board may amend the terms of any award, prospectively or retroactively, including to provide that any award shall become immediately exercisable or free of restrictions, in full or in part. However, the 2009 Plan prohibits the board from amending the 2009 Plan or any options or stock appreciation rights without stockholder approval to reduce the exercise price, or canceling or amending any options or stock appreciation rights, without stockholder approval, for the purpose of repricing, replacing or regranting such awards with an exercise price that is less than the exercise price of the original award, or in exchange for cash or another award under the 2009 Plan.

Dividends; Dividend Equivalents

Subject to the provisions of the 2009 Plan and any award agreement, the recipient of an award (including, without limitation, any deferred award) may, if so determined by the board, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends, with respect to the number of shares of common stock covered by the award, and the board may provide that such amounts (if any) will be deemed to have been reinvested in additional shares of common stock or otherwise reinvested. Any dividends or dividend equivalents provided with respect to restricted stock or other stock unit awards that are subject to the attainment of performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

General Provisions

The 2009 Plan provides that, except under certain circumstances in connection with a participant’s hire or termination or in the event of a change in control, no award issued to an employee of IDEXX shall vest less than one year from the date of grant, unless such award is issued in lieu of compensation to which the participant is otherwise entitled.

The board is authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting us or our financial statements or changes in applicable laws, regulations or accounting principles. The board may also establish procedures for participants to direct the company to retain shares of common stock in satisfaction of withholding tax obligations.

Awards under the 2009 Plan may not be transferred, sold, assigned, pledged or otherwise encumbered by the participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and during the life of the participant, awards shall be exercisable only by the participant. However, if so determined by the board, a participant may designate a beneficiary to exercise the rights of the participant with respect to any award upon the death of the participant. Any award so assigned or transferred shall be subject to all the terms and conditions of the 2009 Plan and the instrument evidencing the award.

The 2009 Plan provides that any award providing for deferral of compensation shall comply with Section 409A of the Code, unless the board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A of the Code.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2009 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all awards are exempt from, or comply with, Section 409A of the Code relating to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the shares acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the shares. If a participant sells the shares more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the shares prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the shares for more than one year and otherwise will be short-term. If a participant sells the shares at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the shares on the day the participant exercised the option less the exercise price. Upon sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have taxable income upon the grant of a stock appreciation right. A participant will have compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. If the participant receives shares upon exercise of a stock appreciation right, upon sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not have income upon the grant of restricted shares unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the shares less the purchase price. When the shares are sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the date of grant. If the participant does not make an 83(b) election, then when the shares vest the participant will have compensation income equal to the value of the shares on the vesting date less the purchase price. When the shares are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. Any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, whether the award includes a deferral feature and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

New Plan Benefits

Awards under the 2009 Plan are made at the discretion of the compensation committee; therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future. For information regarding grants made to the named executive officers in 2012, please refer to page 48. On March 11, 2013, the closing price of the IDEXX common stock on the NASDAQ Stock Market was $91.83.

Equity Compensation Plan Information

	December 31, 2012
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (3) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,173,444	(1)	$52.50	2,688,504	(2)
Equity compensation plans not approved by security holders	—		—	—

(1)	Consists of shares of common stock subject to outstanding options, restricted stock units and deferred stock units under the following compensation plans: 1998 Stock Incentive Plan (47,627 shares), 2003 Stock Incentive Plan (1,580,361 shares) and 2009 Stock incentive Plan (1,545,456 shares). Excludes 151,064 shares issuable under the 1997 Employee Stock Purchase Plan in connection with the current and future offering periods. See Note 4 to the consolidated financial statements for the year ended December 31, 2012 included in our 2012 annual report for a description of our equity compensation plans.
(2)	Includes 2,537,440 shares available for issuance under our 2009 Plan. The 2009 Stock Incentive Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock unit awards and other stock unit awards. Also includes 151,064 shares issuable under our 1997 employee stock purchase plan in connection with the current and future offering periods. No new grants may be made under the other plans listed in footnote (1) except for the 2009 Stock Incentive Plan. See Note 4 to the consolidated financial statements for the year ended December 31, 2012 included in our 2012 annual report for a description of our equity compensation plans.
(3)	Only stock option awards were used in computing the weighted-average exercise price.

As of December 31, 2012 the company had 2,666,729 options outstanding with a weighted average exercise price of $52.5041 and a weighted average term of 3.27 years, and 506,715 restricted stock units, or RSUs, and deferred stock units, or DSUs, outstanding and granted under equity compensation plans (385,220 RSUs granted to employees, 48,734 DSUs issued to employees, and 72,761 DSUs issued to directors). As of December 31, 2012, there were 2,537,440 shares remaining under the 2009 Stock Incentive Plan, with no future grants to be made under any plan other than the 1997 employee stock purchase plan. All share counting under the 2009 Stock Incentive Plan reflects one share for every share granted under options or stock appreciation rights and two shares for every share granted under any other award.

When analyzing the impact of utilizing stock-based awards for long-term incentive compensation, we consider the company’s “burn rate” and “overhang”.

Burn rate is calculated as (a) all stock options and non-performance share awards granted in a fiscal year plus (b) actual performance shares earned in a fiscal year, divided by (c) the number of basic weighted-average common shares outstanding at the end of the fiscal year. This provides a measure of the potential dilutive impact of the company’s annual equity compensation program. As provided in the following table, the company’s three-year average burn rate for 2010 through 2012 is 1.33%, which is below the Institutional Shareholder Services (“ISS”) burn rate threshold of 5.09% applied to our industry.

	FY 2012	FY 2011	FY 2010	3-Year Average

Options Granted	301,543	546,011	436,184	427,913
Full-Value Shares Granted	108,542	146,284	158,557	137,794
Option Equivalents of Full-Value Shares (1)	271,355	365,710	396,393	344,486
Total Granted	572,898	911,721	832,577	772,399
Weighted-Average Common Stock Outstanding	56,155,298	58,214,487	59,558,590	57,976,125
Burn Rate	1.02%	1.57%	1.40%	1.33%

(1)	For purposes of this calculation, in accordance with ISS methodology, full value awards (i.e., service-based RSU awards) were multiplied by a factor of 2.5.

Overhang is calculated as (a) the total number of share awards outstanding, plus (b) shares available to be granted, divided by (c) total common stock outstanding (including vested DSUs) plus the share awards outstanding and shares available to be granted. Overhang measures the potential dilutive effect of all outstanding share awards and shares available for future grants. Our current overhang percentage has been steadily decreasing over the last three fiscal years as provided in the following table:

Fiscal Year 2012	9.46%
Fiscal Year 2011	10.80%
Fiscal Year 2010	12.23%

Our overhang as of December 31, 2012, on a pro forma basis (assuming that the additional 4,750,000 shares were authorized as of December 31, 2012) would have been 16.07%, but this does not change the overhang attributable to share awards outstanding as shown above.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the proposal to amend the 2009 Plan.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL FOUR)

The audit committee has appointed PricewaterhouseCoopers LLP, or PwC, to serve as our independent registered public accounting firm for 2013.

Although stockholder approval of the audit committee’s selection of PwC is not required by law, the board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. Representatives of PwC will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If this proposal is not approved at the annual meeting, the audit committee will reconsider its selection of PwC. Even if the appointment is ratified, the audit committee, in its discretion, can direct the appointment of a different firm at any time during the year if the audit committee determines that such a change would be in the company’s and the stockholders’ best interests.

Independent Auditors’ Fees

The following table summarizes the fees of PwC billed to us for each of the last two fiscal years for audit services, and billed to us in each of the last two fiscal years for other services. For fiscal year 2012, audit fees also include an estimate of amounts not yet billed.

	Fiscal Years Ended December 31,
	2012	2011

Audit fees	$1,574,276	$1,489,202
Audit-related fees	147,570	79,000
Tax fees	260,470	217,233
All other fees	20,281	—

	$2,002,597	$1,785,435

Audit Fees. Consists of fees billed for professional services rendered for the audit of IDEXX’s annual financial statements and review of the interim financial statements included in quarterly reports; the audit of the effectiveness of internal control over financial reporting; statutory audits or financial audits for subsidiaries or affiliates of IDEXX; services associated with periodic reports and other documents filed with the SEC; consultation concerning accounting or disclosure treatment of transactions or events and actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board, or other regulatory or standard setting bodies; and assistance with and review of documents provided to the SEC in responding to SEC comments.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of IDEXX’s financial statements and are not reported under “Audit Fees.” These services include due diligence services pertaining to potential acquisitions.

Tax Fees. Consists of tax compliance fees ($86,489 and $121,983 in 2012 and 2011, respectively), and tax advice and tax planning fees ($173,981 and $95,250 in 2012 and 2011, respectively). These services included United States federal, state and local tax planning and compliance advice; international tax planning and compliance advice; and review of federal, state, local and international income, franchise and other tax returns.

All Other Fees. Consists of fees billed for services ($18,000 in 2012) rendered in connection with an initial assessment of government contract compliance requirements.

Out-of-Pocket Expenses and Value Added Taxes. Included in the fee schedule above as components of each of Audit Fees, Tax Fees and Other Fees are amounts billed by the independent auditors for out of pocket expenses ($76,640 and $88,789 in 2012 and 2011, respectively) and value added taxes ($104,956 and $36,523 in 2012 and 2011, respectively).

Audit Committee Pre-Approval Policy

The audit committee has adopted a policy for the pre-approval of audit and nonaudit services performed by our independent auditor, and the fees paid by the company for such services, in order to assure that the provision of such services does not impair the auditor’s independence. Under the policy, at the beginning of the fiscal year, the audit committee pre-approves the engagement terms and fees for the annual audit. Certain types of other audit services, audit-related services and tax services have been pre-approved by the audit committee under the policy. Any services that have not been pre-approved by the audit committee as previously described, must be separately approved by the audit committee prior to the performance of such services.

Pre-approved fee levels for all pre-approved services are established periodically by the audit committee. The audit committee then periodically reviews actual and anticipated fees for the pre-approved services against the pre-approved fee levels. Any anticipated fees exceeding the pre-approved fee levels require further pre-approval by the audit committee. With respect to each service for which separate pre-approval is proposed, the independent auditor will provide a detailed description of the services to permit the audit committee to assess the impact of the services on the independence of the independent auditor.

The audit committee may delegate pre-approval authority to one or more of its members and has delegated such authority to the chairman of the audit committee. The audit committee member to whom such authority is delegated must report any pre-approval decisions to the audit committee at the next scheduled meeting. The audit committee does not delegate its pre-approval responsibilities to management of the company.

During the last fiscal year, no services were provided by PwC that were approved by the audit committee pursuant to the de minimis exception to pre-approval contained in the SEC’s rules.

Recommendation of the Board of Directors

The board of directors recommends that you vote FOR the ratification of PwC as our independent registered public accounting firm for 2013.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion summarizes the company’s compensation philosophy and programs applicable to its chief executive officer, chief financial officer, and three other most highly compensated executive officers during 2012 (collectively our “named executive officers”). This discussion should be read in conjunction with the other compensation information and the information regarding our compensation committee contained elsewhere in this proxy statement.

Executive Summary

The compensation of our named executive officers for 2012 reflected:

•	our focus on having performance-based awards constitute a significant portion of total compensation;

•	our success against the company’s 2012 operating profit budget and strengthening business goals;

•	the performance of our common stock price over the three years ended December 31, 2012, versus the S&P MidCap 400 Health Care Index and the S&P MidCap 400 Index, respectively; and

•	our ten-year record of stock price appreciation, which has generated an average annual return of 21%.

Our financial performance in 2012 exceeded our adjusted budget for operating income and earnings per share, while free cash flow was slightly below target. Revenues grew solidly compared to the prior year but was moderately below our aggressive plan objectives. Our performance versus our adjusted budget and adjusted 2011 results are illustrated in the table below.

		2012 Adjusted		Variance to Adjusted Budget (1)		Variance to Adjusted 2011 Results
	2012 Actual	Budget		$	%	$		%
Revenue (in millions)	$1,293	$1,330	(1)	$(36)	(2.7%)	$94		6.7%
Operating Profit (in millions)	$263	$261	(1)	$2	0.6%	$24	(2)	10.0%
EPS	$3.17	$3.14	(1)	$0.03	1.1%	$0.41	(3)	14.9%
Free Cash Flow (4) (in millions)	$186	$192		$(6)	(3.3%)	$1.5		0.8%

(1)	In evaluating financial performance, the compensation committee reviewed the 2012 budget as adjusted to eliminate the effects of changes in foreign currency exchange rates during 2012, as compared to the rates assumed in the budget and acquisitions not contemplated in the budget.
(2)	In evaluating financial performance, the compensation committee reviewed the 2011 results as adjusted to conform the foreign currency exchange rates during 2011 with the rates in 2012 and to eliminate discrete payments associated with the sale of certain product rights.
(3)	In evaluating financial performance, the compensation committee reviewed the 2011 results as adjusted to eliminate the effects of Research & Development tax credits, which were not available in 2012.
(4)	Free cash flow is a non-U.S. GAAP measure. We calculate free cash flow as cash generated from operations, excluding our royalty prepayment in the first quarter of 2012, and tax benefits attributable to share-based compensation arrangements, reduced by our investments in fixed assets. We feel free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in fixed assets that are required to operate the business. We believe this is a common financial measure useful to further evaluate the results of operations.

The compensation committee concluded that the company’s overall financial performance substantially met the company’s plan.

In making compensation decisions the compensation committee also considered that the company’s return to stockholders exceeded comparable indices over the three years and ten years ended December 31, 2012. The graph below compares our total shareholder return over the three-year period ended December 31, 2012 with the returns for the S&P MidCap 400 Health Care Index and the S&P MidCap 400 Index assuming the investment of $100 on December 31, 2009 in our common stock and in those indexes and assuming that dividends, if any, were reinvested.

2012 Compensation Decisions

Based on the company’s overall financial performance in 2012, which substantially met its financial plan, as well as progress against non-financial business goals during 2012, and the chief executive officer’s below market median base salary, the compensation committee awarded the chief executive officer an annual cash bonus that was 143% of target and the other named executive officers annual cash bonuses that were 119% of target on average. The target bonus was 100% of base salary in the case of the chief executive officer. The 2012 cash bonus award takes into consideration the fact that the chief executive officer’s base salary has not changed since 2008. The target bonus for the other named executive officers increased from 60% to 70% of base salary in July 2012 in conjunction with each of their promotions to Executive Vice President.

At the request of the chief executive officer, his 2012 salary was held constant for the fifth consecutive year resulting in his base salary remaining below the market median based on our survey compensation data and comparable peer proxy data. Base salaries for the other named executive officers in 2012 increased an average of 4.8% compared to 2011 salaries, bringing salaries in most cases slightly above market medians.

Equity awards granted in February 2012 consisted of a mix of 75% stock options and 25% restricted stock units. The value of the annual equity award made to our chief executive officer was below the median for our survey compensation data and peer group proxy data. The other named executive officers’ annual equity awards were slightly above the median of our survey compensation data.

At our 2012 annual meeting of stockholders, we provided our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. At the meeting, our shareholders cast 44,243,499 votes, or 98.33% in favor of approving the compensation and 729,310 votes, or 1.62% against. In considering the results of this advisory vote, our compensation committee concluded that the compensation paid to our executive officers and the company’s overall pay practices enjoy strong stockholder support and that pay practices related to 2012 should remain substantially consistent with prior years. We did not take any compensation actions in fiscal year 2012 specifically in response to the executive compensation advisory vote.

Prospective Compensation Actions

Beginning in 2013, bonuses for the chief executive officer and his direct reports will be paid pursuant to the Senior Executive Team Incentive Plan, or the SET Incentive Plan. All of the named executive officers are executive vice presidents and are therefore eligible to participate in the SET Incentive Plan.

Compensation paid pursuant to the SET Incentive Plan will be based on two equally weighted factors: (1) company financial performance and (2) individual achievement of non-financial goals. Company performance targets and individual goals will be established annually based on the approved budget. Four equally weighted metrics, organic revenue growth, operating margin, earnings per share and free cash flow, will be used to measure company performance against its budget. Individual performance will be measured against established goals focusing on strengthening and positioning the business for sustained future growth and profitability.

Compensation Philosophy

The compensation committee has established a compensation philosophy to attract, retain and motivate executives, and to align their financial rewards with shareholder returns. At IDEXX, this philosophy results in the vast majority of executive compensation being performance based.

Executive Compensation Program

In support of our compensation philosophy and objectives, our executive compensation program comprises four elements: base salary, annual cash bonus, equity compensation (long-term incentives), and benefits.

We do not maintain post-retirement benefit plans for our executives and, with limited exceptions described below, there are no compensation or other benefit plans or perquisites available to our executive officers that are not available on the same terms to other company employees. We do not generally enter into employment agreements (other than change in control agreements) with executives except for our chief executive officer.

Base Salary

Our principal objective in setting base salary is to be broadly competitive with the market and peer group companies. We have found that it is difficult to attract talent unless the company pays a base salary that is competitive relative to salaries that executives can earn in comparable positions at similar companies. Toward this end, the compensation committee targets base salary toward the median for the peer group proxy data and survey compensation data. Individual executive salaries may vary on either side of the median based on the skills, experience, and potential of the executive, the importance of the position and the difficulty replacing the executive.

Annual Cash Bonus

We pay an annual discretionary cash bonus to management employees, including executive officers, which is intended to reward for annual performance. We use a target bonus framework, under which each management employee has a target bonus opportunity, equal to a specified percentage of base salary. For 2012 the chief executive officer had a target bonus of 100% of base salary. In July 2012, five of our executive officers, including all of our other named executive officers, were promoted to Executive Vice President resulting in an increase to their respective target bonus from 60% to 70% of base salary. These target percentages are set at a level that is intended to provide an appropriate mix of fixed and contingent compensation, and to maintain an appropriate weighting of annual versus longer term incentives, in each case consistent with the company’s compensation philosophy described above. Based on market data reviewed by the compensation committee, the committee believes that these targets also are adequate to cause total cash compensation to remain market competitive and in line with median total cash compensation for the peer group proxy data and survey compensation data.

The percentage of target bonus paid to any named executive officer can range from zero to two times the target and in each case, other than the chief executive officer, is a subjective determination made, upon the recommendation of the chief executive officer, by the compensation committee based on those factors that it deems relevant. These factors include the company’s performance, the individual’s achievement of his or her financial and non-financial goals established at the beginning of the year as part of the company’s performance management process applicable to all management employees, and any other factors the compensation committee considers relevant. The compensation committee may elect to award a cash bonus that is greater than, less than, or equal to target without regard to whether the company or the individual achieves any particular performance goal. Notwithstanding the subjective determination described above, the bonus paid to Mr. Ayers is capped pursuant to the 2008 Incentive Compensation Plan, as described on pages 52-53, at three-quarters of one percent (0.75%) of the company’s operating income for the relevant year.

Beginning in 2013, bonuses for the chief executive officer and his direct reports will no longer be purely subjective and will be paid pursuant to the Senior Executive Team Incentive Plan, which is described on page 39.

Clawback Policy

In 2010, we adopted a Policy of Recovery of Incentive Compensation in the Event of Certain Financial Restatements, also known as a “clawback” policy, under which the company will recover annual performance-based cash incentive compensation granted to executive officers on or after March 3, 2010, as described on pages 53-54.

Equity Compensation

The company’s equity compensation comprises stock options and restricted stock units, or RSUs, both of which are intended to provide long-term incentives to management employees. Executive officers generally receive 75% of equity award value in the form of stock options and 25% of award value in RSUs. RSUs are regarded as a lower risk award, since they will generally have value upon vesting, whereas vested stock options will have value only to the extent that the market price for the company’s stock is higher than the exercise price of the option, which equals at least the fair market value on the grant date. Given the different risk/reward characteristics of the two types of awards, the compensation committee believes that the grant to executive officers of equity awards comprising a greater proportion of stock options relative to RSUs is consistent with its philosophy that employees in positions that have the most direct impact on corporate performance should bear the highest risk, and have the highest potential reward, associated with corporate performance. By providing for five-year vesting of both options and RSUs, which is longer than typical market practice, the compensation committee aligns executive interests with the long-term interest of shareholders while also providing a retention benefit for the company.

In determining the size of equity awards to each named executive officer, the compensation committee begins with a target dollar award value. The target value is set based upon the responsibilities inherent in each named executive officer’s position and, relative to cash compensation, is intended to support the company’s philosophy that variable pay should constitute a significant portion of total compensation. The target value of equity awards is not established as a specific percentage of any benchmark and is not related to the company’s historical performance versus comparable companies. Although target equity award sizes are set for each position, the actual size of annual dollar award value is subjectively determined based on the executive’s job scope relative to other officers, the executive’s long-term leadership potential, the size of prior awards to the executive, the value already derived from those prior awards, the executive’s total compensation relative to median total compensation for comparable positions based on market data and the impact of the award values in total on shareholder dilution and shareholder value transfer.

The board of directors has adopted an equity award granting process that provides when and how equity awards are granted by the compensation committee. This methodology provides for fixed award dates that occur outside the quarterly quiet periods during which the company’s executive officers and directors are precluded from selling shares. Most equity awards, including all annual awards to named executive officers, are made on February 14 of each year, which shortly follows both the February compensation committee meeting at which prior year bonuses and current year salary determinations are made, and the company’s earnings announcement for the fourth quarter of the prior year. The exercise price of all stock options granted by the compensation committee generally equals the closing sale price of the common stock on the date of grant and in any case will not be less than such price.

Stock Ownership and Retention Guidelines

We maintain stock ownership guidelines to ensure that the interests of executives and directors are aligned with those of shareholders. Under these guidelines, our chief executive officer is expected to hold shares of common stock having an aggregate value equal to or greater than three times his or her annual base salary, our executive vice presidents are expected to hold shares having a value equal to or greater than two times their annual base salary, and other executive officers are expected to hold shares having an aggregate value equal to or greater than one times their annual base salaries. The compensation committee believes that the higher multiples applicable to the chief executive officer and executive vice presidents are appropriate given the greater relative scope of responsibilities relating to long term shareholder value creation associated with those positions. In addition, executive officers who do not yet satisfy the ownership guidelines must retain shares with a value of at least 50% of the proceeds from any option exercise after payment of the exercise price and tax withholding.

Executive officers are generally expected to comply with the share ownership guidelines within five years after their date of hire or promotion to executive officer. The compensation committee annually reviews the compliance of each executive officer with the guidelines. The compensation committee determined that all executive officers were in compliance with the guidelines as of September 30, 2012.

Benefits and Perquisites

The provision of special perquisites and benefits to executives is inconsistent with the company’s philosophy to maintain a simple compensation structure where distinctions are made in the amount, but not the type, of compensation. Accordingly, in 2012 the only benefits available exclusively to executive officers were company-funded, elective supplemental disability coverage, annual executive physical exams, and wellness coaching which have a combined value of under $10,000 per executive. The supplemental disability coverage is provided to make available additional financial security in the case of disability. Annual physical exams and wellness coaching are provided since the health of the company’s officers is critical to their performance. In addition, we reimburse the chief executive officer for tax return preparation and planning services not to exceed $10,000 annually without compensation committee approval. The tax return preparation and planning service is provided to the chief executive officer to maximize the amount of time that he is able to spend on company business rather than personal financial matters. We do not gross up executives to compensate them for any taxes due on the value of these perquisites and benefits.

Change in Control Agreements

The compensation committee believes that executive officers have a greater risk of job loss or modification as a result of a change in control transaction than other employees. Accordingly, we have entered into change in control agreements, described in more detail on pages 55-57, with each of our executive officers under which they will receive certain payments and benefits upon qualifying terminations that follow a change in control. The principal purpose of these agreements is to provide executives with appropriate incentive to remain with the company before, during and after any change in control transaction by providing them with security in the event their employment is terminated or materially changed following a change in control. By providing this security, these agreements help ensure that the executives support any potential change in control transaction that may be in the best interests of the company’s shareholders, even while the transaction may create uncertainty in the executive’s personal employment situation. The compensation committee believes that the payment of salary and benefits for two years following a qualifying termination (three years in the case of the chief executive officer) is reasonable and appropriate to achieve the desired objectives of the agreements and is consistent with market practices.

The basic terms of the company’s executive change in control agreements have been in place since January 2007. These agreements have and will renew annually unless the company provides notice of its intent not to renew. From time to time, the compensation committee reviews the change in control agreements and obtains updated general industry benchmarking advice from FW Cook, its compensation consultant, to assist the compensation committee in determining whether the company should allow the agreements to renew for an additional year.

The original forms of the change in control agreements were adopted solely by the compensation committee, and executive officers did not negotiate any element of the agreements with the company, except that payment of three years compensation and benefits following a qualifying termination was offered to Mr. Ayers when he joined the company in 2002 and was incorporated in his agreement. The compensation committee adopted the form of agreement following receipt of advice from FW Cook regarding best practices in structuring these types of agreements. This advice included an analysis of the terms of change in control agreements adopted by companies within the peer group of companies used at the time by the compensation committee. The compensation committee considered this comparison in evaluating the appropriateness of the change in control agreements since these agreements are part of the typical employment arrangements for executives within the company’s peer group and within industry generally. However, the compensation committee made its own determination of the terms to be included in the company’s agreements consistent with preservation of shareholder value and fairness to the individuals.

Analysis of 2012 Compensation

Chief Executive Officer Compensation

Base Salary. In February 2012, the compensation committee, at the request of Mr. Ayers, decided not to increase Mr. Ayers’s annual salary, which has remained at $700,000 since 2008.

Annual Cash Bonus. In February 2013, the compensation committee awarded Mr. Ayers a cash bonus of $1,000,000 for performance during 2012. This award reflected the compensation committee’s subjective evaluation of the company’s financial performance described above under “Executive Summary,” which the compensation committee determined substantially met the company’s plan overall; the company’s total shareholder return over the three and ten years ended December 31, 2012, which exceeded the benchmark indices as described under “Executive Summary”; and the achievement by the company of non-financial goals approved by the Board in February 2012. Mr. Ayers’s non-financial goals for 2012 were:

•	Achieving defined milestones in the company’s new product development pipeline, as well as developing the future pipeline of new products, services and business models that will support the company’s long term growth objectives;

•	Implementation of a new senior leadership structure;

•	Accomplishing leadership development objectives, including long term chief executive officer and senior executive succession plans;

•	Resolution of the Federal Trade Commission investigation;

•	Increasing the installed base of certain recently launched instrument products and growing the instrument consumables business;

•	Achieving growth in the company’s reference laboratory business and increased efficiency from operational improvements;

•	Increasing companion animal group sales organization productivity and reducing turnover;

•	Achieving milestones on significant information technology projects;

•	Evaluating and completing strategically and financially attractive acquisition opportunities;

•	Maintaining a strong compliance competency, and meeting environmental, health and safety targets; and

•	Meeting the company’s quality objectives.

In evaluating the achievement of these goals, the compensation committee did not apply any particular weighting to the individual goals but rather considered the overall level of achievement.

Mr. Ayers’s 2012 bonus also reflected the committee’s desire to bring Mr. Ayers’s total cash compensation slightly above the market median, which the compensation committee believed was appropriate due to the company’s strong performance against financial and non-financial objectives in 2012 and its extended period of above-market shareholder returns. Because Mr. Ayers’s base salary was not increased, at his request, during the five years ending in 2012, his base salary fell below the market median in all five years ending in 2012. The compensation committee believed that providing Mr. Ayers with additional bonus above target was both consistent with the company’s compensation philosophy described above, and appropriate to compensate for the effect of his below-market base salary.

In February 2012, the compensation committee also designated Mr. Ayers as the sole participant in the 2008 Incentive Compensation Plan for the 2012 fiscal year. For purposes of determining the maximum incentive payment, operating income for the 2012 fiscal year was adjusted to eliminate the effects of changes in currency exchange rates and discrete items as described under “2008 Incentive Compensation Plan” on pages 52-53.

Mr. Ayers’s total cash compensation for 2012 was slightly above the median for the peer group proxy data and survey compensation data. The compensation committee believes that this level of cash compensation was appropriate and consistent with the compensation philosophy based on Mr. Ayers’s role in continuing to drive financial performance in 2012 and shareholder return that exceeded benchmarks during the three and ten years ended December 31, 2012.

Equity Award. In February 2012, the compensation committee granted Mr. Ayers stock options and RSUs with an aggregate value of approximately $2,000,000. The compensation committee considered the total direct compensation of the chief executive officer relative to the median total direct compensation in the peer group proxy data and in the market data, although the compensation committee did not target any particular percentage of the median total direct compensation in making these awards.

Other Named Executive Officers Compensation

Base Salary. In 2012, the named executive officers other than the chief executive officer received base salary increases ranging from 3.5 – 7.7% with an average of 4.8%. These salary increases were granted to align their base salaries to the market survey medians for their respective positions.

Annual Cash Bonus. In February 2013, the compensation committee awarded discretionary bonuses for 2012 performance to the named executive officers other than the chief executive officer. In determining bonus awards payable to these named executive officers, the compensation committee first approved an overall management bonus pool based on its subjective evaluation of both 2012 financial performance versus budget and total shareholder return as described under “Executive Summary” above.

In determining individual bonus awards for the named executive officers, other than the chief executive officer, in addition to company financial performance and total shareholder return, the compensation committee also considered Mr. Ayers’s recommendation based on his evaluation of the performance of each of the other named executive officers relative to their respective individual goals developed at the beginning of 2012 as a part of the company’s performance management process.

Non-financial goals for 2012 for our named executive officers other than Mr. Ayers are summarized below:

Jonathan Mazelsky, Executive Vice President

•	Increasing companion animal group sales organization productivity and reducing turnover;

•	Implementation of a new senior leadership structure;

•	Achieving milestones on significant information technology projects;

•	Increasing the installed base of certain recently launched instrument products and the growth of the instrument consumables business;

•	Launching new products and product enhancements and achieving other new product development milestones;

•	Implementing planned organizational development initiatives; and

•	Recruiting, retaining and developing leadership talent.

Merilee Raines, Executive Vice President and Chief Financial Officer

•	Improving efficiency and effectiveness of the financial planning processes;

•	Implementation of a new senior leadership structure;

•	Supporting cost reduction initiatives across business areas;

•	Achieving a clean audit opinion on Sarbanes-Oxley compliance;

•	Focusing on the company’s enterprise risk assessment;

•	Achieving progress in the company’s information technology goals and strategic projects; and

•	Recruiting, retaining and developing leadership talent.

Johnny D. Powers, PhD, Executive Vice President

•	Opening new reference laboratories in targeted locations worldwide;

•	Implementation of a new senior leadership structure;

•	Accelerating market adoption of certain laboratory tests and integrated information products and services;

•	Ensuring customer satisfaction by achieving service level targets;

•	Reviewing supply chain risks and implementing mitigation strategies;

•	Executing targeted levels of profitability improvement;

•	Achieving program milestones on key new product and information technology initiatives;

•	Implementing planned organizational development initiatives; and

•	Recruiting, retaining and developing leadership talent.

Michael J. Williams, PhD, Executive Vice President

•	Increasing the installed base of certain recently launched instrument products and the growth of the instrument consumables business;

•	Implementation of a new senior leadership structure;

•	Launching new products and product enhancements and achieving other new product development milestones;

•	Improving reliability and performance on certain recently launched products;

•	Maintaining strong relationship with strategic suppliers;

•	Driving international business expansion;

•	Implementing planned organizational development initiatives; and

•	Recruiting, retaining and developing key leadership talent.

The compensation committee considered Mr. Ayers’s evaluation of each officer’s performance and his recommendation regarding bonuses for the executive officers. Differences in bonuses among the named executive officers (other than the chief executive officer) as a percentage of their respective bonus targets resulted primarily from the compensation committee’s and the chief executive officer’s subjective consideration of each officer’s contribution to company performance during the year, each officer’s total compensation relative to officers with similar responsibilities at companies within the peer group, and internal equity among all of the company’s executive officers.

Equity Awards. In determining the size of equity awards granted to named executive officers in 2012, the compensation committee reviewed compensation summaries for each named executive officer that summarized the value of outstanding vested and unvested stock options and RSUs and the cumulative value realized by the executives upon exercise of stock options since commencement of employment. The compensation committee also considered the total direct compensation of each of the executive officers relative to the median total direct compensation in the peer group proxy data and in the market data, although the compensation committee did not target any particular percentage of the median total direct compensation in making these awards. The compensation committee also reviewed an analysis of the company’s share usage and shareholder value transfer to ensure that aggregate equity awards did not result in excessive transfer of value to executives. The compensation committee considered this information as well as Mr. Ayers’s advice and recommendation regarding the prospects for long-term contribution by each of the named executive officers, other than Mr. Ayers, in making the 2012 equity awards.

Other Compensation Considerations

Market Analysis

The compensation committee has found that market data is useful in connection with its design of a compensation program and determination of salaries, equity and bonus award targets, and awards for executive officers. Such data permits the compensation committee to assess the competitiveness of the company’s compensation packages relative to similar companies. The compensation committee uses the data as a reference point to ensure that the company’s compensation program is consistent with all of the elements of the compensation philosophy and that in the aggregate, total compensation is generally targeted at the median.

The compensation committee annually determines a peer group of publicly-traded companies with input from FW Cook, its compensation consultant. The peer group comprises companies in medical technology, medical device and life sciences businesses that are deemed by the compensation committee to be reasonably comparable to the company based on revenue, net income, total employees, market capitalization and business model. In February 2012, when the compensation committee set 2012 base salaries and made 2012 equity awards, the companies in the peer group were:

Alere, Inc.

Hologic Inc.

Bio-Rad Laboratories Inc.

Cooper Companies Inc.

ResMed Inc.

Stericycle Inc.

Gen-Probe Incorporated

VCA Antech Inc.

Charles River Labs International, Inc.

DENTSPLY International Inc.

Edwards Lifesciences Corporation

Haemonetics Corporation

Sirona Dental Systems, Inc.

Waters Corporation

This peer group changed significantly from the peer group that the compensation committee referenced when determining 2011 compensation. Four out of the twelve companies contained in the 2011 peer group were either acquired or taken private resulting in their elimination from the peer group and six new companies were added to expand the size of the peer group. Certain information regarding the size and value of the peer group companies relative to the company is set forth below. We supplement the peer group data with national survey data gathered from the Towers Watson General Industry Executive Database and the Radford Life Sciences surveys. The survey data is blended to recognize the manufacturing aspects of our business as well as the fact that many companies in the Radford Life Sciences Survey have different business models.

Peer Group Comparisons (1)

($ in Millions)

	Revenue (1)	Market Capitalization (2)	Net Income (1) (3)	P/E Ratio (4)	Employees

Peer Group 75th Percentile	$1,798	$4,991	$221	20.2	8,925
Peer Group Median	1,539	3,102	150	19.3	6,840
Peer Group 25th Percentile	1,164	2,353	84	14.8	3,642
IDEXX Laboratories, Inc.	1,195	4,046	160	25.3	4,800

(1)	Most recently reported four quarters available as of October 31, 2011. Information for IDEXX Laboratories, Inc. is as of the four quarters ended September 30, 2011.
(2)	As of October 31, 2011.
(3)	Before extraordinary items and discontinued operations.
(4)	Market capitalization as of October 31, 2011 divided by net income as described in Note 1 above.

Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the corporation’s chief executive officer and three other officers (other than the chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the 1934 Act. Certain performance-based compensation approved by our stockholders, including option grants under our 2009 Plan, generally is not subject to the deduction limit. Generally, Section 162(m) has not been relevant to the compensation of any of our named executive officers other than the chief executive officer. In 2008, the board of directors adopted and the stockholders approved the 2008 Incentive Compensation Plan, under which annual bonus awards to executive officers designated by the compensation committee as performance-based compensation are eligible to be exempt from the deduction limit. Annual cash awards made to Mr. Ayers are intended to qualify as performance-based compensation under the 2008 Incentive Compensation Plan. See “2008 Incentive Compensation Plan” on pages 52-53.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2012. Based on this review and discussion, the compensation committee recommended to the board, and the board has approved, that the Compensation Discussion and Analysis be included in the proxy statement.

By the compensation committee of the board of directors,

Robert J. Murray, Chairman
Thomas Craig
William T. End
Brian P. McKeon
M. Anne Szostak

Executive Compensation Tables

Summary Compensation Table

The following table sets forth the compensation earned during 2012, 2011 and 2010 by IDEXX’s chief executive officer, chief financial officer and the three other highest-paid executive officers for IDEXX’s 2012 fiscal year.

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)	Option Awards (1)	All Other Compensation (2)	Total Compensation

Jonathan W. Ayers (3)	2012	$700,000	$1,000,000		$524,520	$1,581,318	$18,360	$3,824,198
President and Chief	2011	700,000	1,000,000		465,540	6,497,634	17,069	8,680,243
Executive Officer	2010	700,000	900,000		426,480	1,322,432	16,048	3,364,960
Jay Mazelsky (4)	2012	155,769	350,000	(5)	562,470	187,474	77,673	1,333,386
Executive Vice President
Johnny D. Powers, PhD	2012	359,423	300,000		112,510	337,480	12,962	1,122,375
Executive Vice President	2011	326,539	300,000		593,714	781,344	10,532	2,012,129
	2010	306,346	250,000		100,010	298,258	13,654	968,268
Michael J. Williams, PhD	2012	358,654	300,000		112,510	337,480	25,854	1,134,498
Executive Vice President	2011	319,615	300,000		599,999	800,087	10,174	2,029,875
	2010	286,154	240,000		106,247	316,888	10,096	959,385
Merilee Raines	2012	350,154	246,400		118,716	356,218	15,508	1,086,996
Executive Vice President	2011	336,577	275,000		118,713	356,245	10,674	1,097,209
and Chief Financial Officer	2010	316,558	270,000		112,484	335,534	10,596	1,045,172

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 4 in the notes to consolidated financial statements included in the 2012 annual report for the relevant assumptions used to determine the valuation of our stock awards and stock options.
(2)	The following table provides the detail for all other compensation received during 2012, 2011 and 2010 by the above executive officers.

Name	Year	Retirement and Incentive Savings Plan Matching Contributions	Supplemental Disability Insurance Premiums	Wellness Program Incentives & Executive Physicals (*)		Tax Prep- aration Services	Relocation Expenses		Cost of Living Adjustment		Total Other Compensation

Jonathan W. Ayers	2012	$8,750	$1,933	$2,102		$5,575	$		$		$18,360
	2011	8,575	1,933	676	(**)	5,885					17,069
	2010	8,575	1,933	2,600		2,940					16,048
Jay Mazelsky	2012		557	3,652				73,464			77,673
Johnny D. Powers, PhD	2012	8,750	1,879	2,333							12,962
	2011	8,575	1,879	78							10,532
	2010	8,575	1,879	3,200							13,654
Michael J. Williams, PhD	2012	8,750	1,521							15,583	25,854
	2011	8,575	1,521	78							10,174
	2010	8,575	1,521								10,096
Merilee Raines	2012	8,750	2,021	4,737							15,508
	2011	8,575	2,021	78							10,674
	2010	8,575	2,021								10,596

*	In 2011, the company offered all employees, including NEOs, an incentive payment for participating in a wellness program survey and assessment. The wellness program incentive for all employees, including NEOs, was $78, which included reimbursement for applicable taxes.
**	Includes $598 reimbursement for executive physical and $78 wellness program incentive payment.

(3)	Reflects compensation Mr. Ayers received as an employee. Mr. Ayers received no additional compensation for his service as a director.
(4)	Since Mr. Mazelsky first became a named executive officer in 2012 this table includes only his 2012 compensation. This table also reflects a $300,000 annual salary prorated upon Mr. Mazelsky being hired as Executive Vice President in July 2012.
(5)	Includes a $50,000 sign on bonus.

2012 Grants of Plan-Based Awards

The following table sets forth each grant of an award made to the named executive officers during IDEXX’s 2012 fiscal year. All awards were made under the 2009 Plan.

Name	Grant Date	Action Date (1)	All Other Stock Awards: # of Shares of Stock/ Units (2)(4)	All Other Option Awards: # of Securities Underlying Options (3)(4)	Exercise/ Base Price of Option Awards (1)	Grant Date Fair Value of Stock Option Awards (5)

Jonathan W. Ayers (6)	2/14/2012	2/14/2012	6,000			$524,520
	2/14/2012	2/14/2012		60,000	$87.42	1,581,318
Jay Mazelsky (7)	9/1/2012	7/10/2012	5,917			562,470
	9/1/2012	7/10/2012		6,679	95.06	187,474
Johnny D. Powers, PhD	2/14/2012	2/14/2012	1,287			112,510
	2/14/2012	2/14/2012		12,805	87.42	337,480
Michael J. Williams, PhD	2/14/2012	2/14/2012	1,287			112,510
	2/14/2012	2/14/2012		12,805	87.42	337,480
Merilee Raines	2/14/2012	2/14/2012	1,358			118,716
	2/14/2012	2/14/2012		13,516	87.42	356,218

(1)	On February 14, 2012, the compensation committee approved the grant of the above stock options and RSUs to the named executive officers other than Mr. Mazelsky at the closing sale price of the common stock on the NASDAQ Stock Market on February 14, 2012. On July 10, 2012, the compensation committee approved the grant of the above stock options and RSUs to Mr. Mazelsky at the closing sale price of the common stock on the NASDAQ Stock Market on September 1, 2012.
(2)	Granted as RSUs that vest in equal annual installments over a five-year period commencing on the first anniversary of the date of grant.
(3)	Options become exercisable in equal annual installments over a five-year period commencing on the first anniversary of the date of grant.
(4)	Pursuant to the 2009 Plan, upon a change in control of IDEXX, each outstanding stock option or RSU award held by all employees of IDEXX, including executive officers, is subject to the vesting provisions at page 29. Under the change in control agreements between the company and each of its executive officers, vesting of options and RSUs held by each executive officer may accelerate in full in the event of a change in control of the company followed by a qualifying termination of the executive officer’s employment. See “Change in Control Agreements” on pages 55-57.
(5)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 4 in the notes to consolidated financial statements included in the 2012 annual report for the relevant assumptions used to determine the valuation of our stock awards and stock options.
(6)	In the event of termination of Mr. Ayers’s employment by the company other than for cause except following a change in control, his stock options and RSUs will continue to vest in accordance with their terms for two years (see “Employment Agreements” on page 54).
(7)	Mr. Mazelsky was granted these awards in connection with his hiring as Executive Vice President in July 2012.

In addition to the footnotes to the Summary Compensation Table and 2012 Grants of Plan-Based Awards table above, the following sections of this proxy statement further describe other material factors of the compensation and awards described in those tables. For a description of the material terms of Mr. Ayers’s employment agreement and the change in control agreements for each of the executive officers, see “Employment Agreements” on page 54 and “Change in Control Agreements” on pages 55-57; for an explanation of the amount of salary and bonus in proportion to total compensation, and a description of the criteria applied in determining grants of plan-based awards, see the “Compensation Discussion and Analysis” beginning on page 36.

2012 Outstanding Equity Awards at Fiscal Year End

The table below sets forth information with respect to unexercised options and stock that has not vested for each of the named executive officers as of the end of IDEXX’s 2012 fiscal year.

		Option Awards (1)				Stock Awards (1)
Name	Grant Date (2)	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date (3)	# of Shares/ Units of Stock Not Vested	Market Value of Shares or Units of Stock that have Not Vested (4)

Jonathan W. Ayers (5)	2/5/2004	106,072		$25.450	2/4/2014
	2/3/2005	96,512		28.655	2/2/2015
	2/14/2007	200,000		50.000	2/13/2014
	2/14/2007	57,616		41.935	2/13/2014
	2/14/2008	48,000	12,000	56.950	2/13/2015
	2/14/2008					1,200	$111,360
	2/14/2009	48,000	32,000	34.370	2/13/2016
	2/14/2009					3,200	296,960
	2/14/2010	32,000	48,000	53.310	2/13/2017
	2/14/2010					4,800	445,440
	2/14/2011	52,000	208,000	77.590	2/13/2018
	2/14/2011					4,800	445,440
	2/14/2012		60,000	87.420	2/13/2019
	2/14/2012					6,000	556,800
Jay Mazelsky (6)	9/1/2012		6,679	95.060	8/31/2019
	9/1/2012					5,917	549,098
Johnny D. Powers, PhD	2/14/2009	10,846	10,563	34.370	2/13/2016
	2/14/2009					1,018	94,470
	2/14/2010	7,218	10,825	53.310	2/13/2017
	2/14/2010					1,125	104,400
	2/14/2011	2,251	9,003	77.590	2/13/2018
	2/14/2011					966	89,645
	6/1/2011	4,270	17,079	76.980	5/31/2018
	6/1/2011					5,196	482,189
	2/14/2012		12,805	87.420	2/13/2019
	2/14/2012					1,287	119,434
Michael J. Williams, PhD	2/14/2008	15,765	3,941	56.950	2/13/2015
	2/14/2008					343	31,830
	2/14/2009	1	8300	34.370	2/13/2016
	2/14/2009					800	74,240
	2/14/2010	7,668	11,502	53.310	2/13/2017
	2/14/2010					1,195	110,896
	2/14/2011	2,401	9,603	77.590	2/13/2018
	2/14/2011					1,031	95,677
	6/1/2011	4,270	17,079	76.980	5/31/2018
	6/1/2011					5,196	482,189
	2/14/2012		12,805	87.420	2/13/2019
	2/14/2012					1,287	119,434
Merilee Raines	2/6/2003	5,694		17.135	2/6/2013
	2/5/2004	24,000		25.450	2/4/2014
	2/3/2005	26,000		28.655	2/2/2015
	2/14/2006	2,032		38.335	2/13/2013
	2/14/2007	20,440		41.935	2/13/2014
	2/14/2008	17,736	4,433	56.950	2/13/2015
	2/14/2008					386	35,821
	2/14/2009	13,582	9,054	34.370	2/13/2016
	2/14/2009					872	80,922
	2/14/2010	8,120	12,178	53.310	2/13/2017
	2/14/2010					1,266	117,485
	2/14/2011	2,851	11,404	77.590	2/13/2018
	2/14/2011					1,224	113,587
	2/14/2012		13,516	87.420	2/13/2019
	2/14/2012					1,358	126,022

(1)	Pursuant to the 2009 Plan and the 2003 Stock Incentive Plan, or 2003 Plan, upon a change in control of IDEXX, each outstanding stock option or RSU award held by all employees of IDEXX, including executive officers, is subject to the vesting provisions described at page 29. Under the change in control agreements between the company and each of its executive officers, vesting of options and RSUs held by each executive officer may accelerate in full in the event of a change in control of the company followed by a qualifying termination of the executive officer’s employment. See “Change in Control Agreements” on pages 55-57.
(2)	Options become exercisable in equal annual installments over a five-year period commencing on the first anniversary of the date of grant. RSUs vest in equal installments over a five-year period commencing on the first anniversary of the date of grant.
(3)	Options granted prior to 2006 expire ten years from the date of grant, options granted beginning 2006 expire seven years from the date of grant, and if our stockholders approve the amendments to the 2009 Plan at the 2013 annual meeting of stockholders, options granted after such stockholder approval will expire up to ten years from the date of grant.
(4)	Market value is determined by multiplying the number of shares by the closing sale price of the company’s common stock at December 31, 2012.
(5)	In the event of termination of Mr. Ayers’s employment by the company other than for cause except following a change in control, his stock options and RSUs will continue to vest in accordance with their terms for two years (see “Employment Agreements” on page 54).
(6)	Mr. Mazelsky was granted these awards in connection with his hiring as Executive Vice President in July 2012.

2012 Option Exercises and Stock Vested

The table below sets forth information with respect to exercises of stock options and vesting of RSUs for the named executive officers during the 2012 fiscal year.

	Option Awards (1)		Stock Awards (2)
Name	# Shares Acquired on Exercise	Value Realized on Exercise	# Shares Acquired on Vesting	Value Realized on Vesting

Jonathan W. Ayers	244,260	$16,945,456	6,800	$594,456
Jay Mazelsky	—	—	—	—
Johnny D. Powers, PhD	5,000	314,861	2,425	204,849
Michael J. Williams, PhD	39,489	2,047,053	3,175	270,414
Merilee Raines	47,074	3,281,811	2,026	177,113

(1)	Reflects the gross number of shares acquired and value realized upon exercise by each executive officer, without reduction for shares that were used to pay the exercise price or to satisfy tax obligations.
(2)	Reflects the number of shares acquired and value of such shares upon vesting prior to the withholding of the following number of shares for each executive officer to satisfy such officer’s tax obligations: Ayers (3,055), Williams (1,206), Powers (796), Raines (669), Brown (527) and Mazelsky (0).

2012 Nonqualified Deferred Compensation

The table below sets forth information with respect to voluntary contributions, earnings and distributions for the named executive officers under our Executive Deferred Compensation Plan, or Executive Plan. Cash compensation voluntarily deferred by the executive under the Executive Plan is invested in DSUs. For a description of the other material features of the Executive Plan, see “Executive Deferred Compensation Plan” on page 51.

Name	Executive Contribution in 2012	Registrant Contributions in 2012	Aggregate Earnings Accrued in 2012 (1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2012

Jonathan W. Ayers	$—	$—	$468,579	$—	$2,745,210	(2)
Jay Mazelsky
Johnny D. Powers, PhD	—	—	—	—	—
Michael J. Williams, PhD	—	—	102,881	—	602,736	(3)
Merilee Raines	—	—	—	—	—

(1)	Represents appreciation in the value of deferred stock units during 2012. No portion of the amounts reported in this column represent above-market or preferential interest or earnings accrued on the applicable plan and, accordingly, have not been included in a “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2012 Summary Compensation Table.
(2)	This amount represents the portions of Mr. Ayers’s 2004, 2005 and 2006 bonuses that he elected to defer under the Executive Plan, plus all earnings accrued thereon in subsequent years. The bonuses were paid in February 2005, 2006 and 2007, respectively, and represented compensation for 2004, 2005 and 2006, respectively, and as such those amounts were reported in the Summary Compensation Tables for those years, rather than on the 2012 Summary Compensation Table.
(3)	This amount represents portions of Mr. Willams’s bonuses from prior years that he elected to defer under the Executive Plan, plus all earnings accrued on those contributions, prior to becoming a named executive officer in 2009.

Executive Deferred Compensation Plan

Until December 31, 2012, under the company’s Executive Plan, officers of the company could have elected to defer up to 100% of their annual bonus into an account deemed to be invested in a particular hypothetical investment. In February 2013, the board of directors approved suspension of the Executive Plan due to limited participation by the company’s officers, and as of January 1, 2013, no officers could elect to participate in the plan for future annual bonuses. Suspension of the Executive Plan does not affect the investment accounts for officers who elected to participate in the Executive Plan prior to December 31, 2012, and distributions from such accounts will be made pursuant to the officer’s stated distribution election as described below.

The only hypothetical investment available under the Executive Plan was IDEXX common stock. Therefore, each participating officer’s investment account is denominated as a number of deferred stock units, or DSUs, equal to the compensation deferred into such account divided by the closing sale price of a share of our common stock on the date of the applicable deferral. Investment accounts are not subject to any interest or other investment returns or earnings, other than returns or earnings produced by fluctuations in the price of a share of IDEXX common stock affecting the value of the DSUs in the account. The DSUs are fully vested and nonforfeitable, since they represent compensation already earned and voluntarily deferred. Upon distribution, an officer receives a number of shares of IDEXX common stock equal to the number of DSUs in his or her account. DSUs are subject to the terms of the stockholder-approved 2009 Plan. DSUs count toward the executive’s stock ownership in determining compliance with the executive stock ownership guidelines.

Officers who elected to participate in the Executive Plan prior to its suspension elected to receive their distribution in either a lump sum amount or in a fixed schedule. However, except upon a change in control or in the event of the officer’s death or an unforeseeable emergency, an officer cannot receive shares of IDEXX common stock equal to the number of DSUs in his or her account sooner than one year following termination of his or her employment with the company for any reason. In the case of an executive who has been identified by the plan administrator as a “key employee” with the meaning of Section 409A(a)(2)(B) of the Internal Revenue Code, his or her distribution may not occur sooner than six months following his or her termination of employment. Upon a “change in control” of the company, all benefits under the Executive Plan shall be distributed. Under the Executive Plan, a “change in control” occurs upon one or more of the following events:

•	any one person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) direct or indirect beneficial ownership of stock possessing 35% or more of the total voting power of the stock of the company; or

•	a majority of the members of the company’s board of directors are replaced during any 12-month period by new directors whose appointment or election is not approved by a majority of the members of the company’s board serving immediately before the appointment or election of any such new directors; or

•	a change in the ownership of a substantial portion of the company’s assets occurs on the date that any one person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the company immediately prior to such acquisition.

2008 Incentive Compensation Plan

In 2008, the board adopted the 2008 Incentive Compensation Plan, or 2008 Plan, which was approved by the stockholders at our 2008 annual meeting. The 2008 Plan is intended to comply with the requirements of Section 162(m) of the Internal Revenue Code, so that the company is able to fully deduct for federal income tax purposes payments of annual incentive compensation made to its chief executive officer and certain other executive officers. In general, Section 162(m) imposes a limit on the amount that may be deducted for federal income tax purposes on compensation paid to a corporation’s chief executive officer and three other officers (other than the chief financial officer) whose compensation is required to be reported to our stockholders under the 1934 Act by reason of being among the four most highly compensated executive officers. This limit does not apply to compensation that is considered “performance-based” for purposes of Section 162(m). One of the conditions for compensation to be considered “performance-based” under Section 162(m) is that the material terms under which such compensation will be paid, including the performance goals, be disclosed to and approved by stockholders.

The compensation committee, which consists solely of outside directors as defined by Section 162(m), administers the 2008 Plan. Individuals eligible to participate in the 2008 Plan are the chief executive officer and any other executive officer of the company or a subsidiary selected by the committee to participate in the 2008 Plan. The committee has full power and authority, subject to the provisions of the 2008 Plan, to:

•	select the participants to whom incentive awards may be granted under the 2008 Plan;

•	determine the terms and conditions of each incentive award, including the length of the performance period;

•	certify the calculation of operating income and the amount of the incentive award payable to each participant for each performance period;

•	determine the time when incentive awards will be paid;

•	in connection with the determination of the amount of each award, determine whether and to what extent the incentive award shall be reduced based on such factors as the committee deems appropriate in its discretion;

•	determine whether payment of awards may be deferred by participants;

•	interpret and administer the 2008 Plan and any instrument or agreement entered into in connection with the 2008 Plan;

•	correct any defect, supply any omission or reconcile any inconsistency in the 2008 Plan or any incentive award in the manner and to the extent that the committee deems desirable to carry the 2008 Plan or such incentive award into effect;

•	establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2008 Plan; and

•	make any other determination and take any other action that the committee deems necessary or desirable for administration of the 2008 Plan.

The committee may delegate to one or more officers, or a committee of officers, of the company the authority to take actions on behalf of the committee pursuant to the 2008 Plan, to the extent such delegation is not inconsistent with applicable law or the rules of the NASDAQ Stock Market or Section 162(m).

Not later than the earlier of 90 days after the beginning of each fiscal year or the expiration of 25% of the applicable performance period, the committee will (i) designate one or more performance periods, which shall be the company’s fiscal year or such other period, not to exceed five years, as the committee may establish; (ii) specify any adjustments to operating income for the performance period, and (iii) determine the participants for each performance period. In February 2012, the compensation committee designated the company’s 2012 fiscal year as the performance period and Mr. Ayers as the sole participant, and in February 2013, the committee designated the 2013 fiscal year as the performance period and Mr. Ayers again as the sole participant.

The 2008 Plan establishes limits on the maximum incentive payable to any participating individual for any performance period. For the chief executive officer, this limit is three-quarters of one percent (0.75%) of the operating income of the company for each full calendar year in the performance period. For all other individuals participating in the 2008 Plan, this limit is one-quarter of one percent (0.25%) of the operating income of the company for each full calendar year in the performance period. Subject to these limits, the committee determines the amount of each individual’s annual incentive opportunity for each year and has the discretion to reduce the annual incentive payable to such individual below the applicable limit. Operating income is the company’s consolidated operating income determined in accordance with generally accepted accounting principles in the United States and as reported in the company’s income statement included in the company’s Annual Report on Form 10-K filed with the SEC covering the applicable performance period. Operating income may be adjusted by the committee to eliminate the effects of differences between actual foreign currency exchange rates in the applicable performance period and currency exchange rates budgeted for such period, and to eliminate the effects of discrete items. Discrete items may include, without limitation, acquisition integration expenses, restructuring charges, acquisition purchase accounting adjustments, acquisition-related transaction costs, adjustments to finalized pre-acquisition contingencies, litigation-related expenses and payments, gains and losses on the disposition of assets, and non-cash write-downs.

The amount of an incentive award actually paid to a participant is determined by the committee in its sole discretion based on such factors as it deems appropriate, provided that the actual award shall not exceed the maximum incentive award with respect to such participant. Following the conclusion of each performance period, the committee will certify in writing the amount of the incentive award for each participant. The award amount shall be paid in cash or as a stock award under a stockholder-approved stock plan. Payment to each participant shall be made not later than March 15 following the end of the fiscal year in which the performance period ends, unless payment is deferred pursuant to a plan satisfying the requirements of Section 409A of the Internal Revenue Code.

Stock Incentive Plans

In February 2009, the board adopted the 2009 Plan, which was approved by the stockholders at our May 6, 2009 annual meeting. Prior to the 2009 Plan, options and other equity awards were granted under the 2003 Stock Incentive Plan, or 2003 Plan, and prior stock incentive plans, each of which were approved by our stockholders. The vesting, change in control, transferability and other relevant provisions for grants under the 2009 Plan are the same as for grants under the 2003 Plan. See pages 25-34 for a description of the terms of the 2009 Plan.

In general, options granted under the 2009 Plan and 2003 Plan are not transferable, except by will or the laws of descent and distribution, and are exercisable during the lifetime of the grantee only while he or she is serving as an employee or director of the company or, except as described below, within three months after he or she ceases to serve as an employee or director of the company; provided, however, that the board has the discretion to allow a grantee to designate a beneficiary to exercise the options upon the grantee’s death. If a grantee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while serving as an employee or director, or dies within three months after ceasing to serve as an employee or director, options are exercisable within one year following the date of death or disability. Options granted to directors since February 2010 are exercisable for two years following the date of retirement, provided the director has served on the board for at least five years. Options granted to employees since February 2010 are exercisable for two years following the date of retirement, provided the employee retires from the company at or after age 60, and that the employee has been an employee of the company for at least ten years. Options granted prior to 2006 expire ten years from the date of grant, and options granted beginning in 2006 expire seven years from the date of grant. If the amended 2009 Plan is approved at the 2013 annual meeting of stockholders, options granted following such approval will expire up to ten years from the date of grant.

Executive Bonus Recovery Policy

Effective March 3, 2010, the board adopted a Policy on Recovery of Incentive Compensation in Event of Certain Financial Restatements, also known as a “clawback policy”, that applies to annual performance-based cash incentive compensation granted to executive officers on or after March 3, 2010. “Incentive compensation” means bonuses and other cash incentive payouts, whether paid or unpaid, vested or unvested, and “executive officers” are all officers subject to reporting under Section 16 of the 1934 Act.

Under the clawback policy, if the company is required to restate its financial results for any of the three most recent fiscal years completed after March 3, 2010, other than a restatement due to changes in accounting principles or applicable law, and the board or the compensation committee determines that an executive has received more performance-based cash incentive compensation for the relevant fiscal year than would have been paid had the incentive compensation been based on the restated financial results, the board or compensation committee will take such action in its discretion that it determines appropriate to recover the cash incentive compensation that would not have been paid or awarded to the executive.

The clawback policy applies to an executive only if the board or compensation committee determines that the executive has engaged in fraud or willful misconduct that caused or partially caused the restatement. The board or compensation committee has the sole discretion to determine whether an executive has engaged in such conduct.

Employment Agreements

In connection with the hiring of Mr. Ayers as president, chief executive officer and chairman of IDEXX in January of 2002, the company granted Mr. Ayers options to purchase 900,000 shares of IDEXX common stock and entered into an agreement with Mr. Ayers that provided for a target bonus equal to 100% of his base salary, with actual bonus dependent on the achievement of personal and corporate goals. Under the agreement with Mr. Ayers, if Mr. Ayers’s employment is terminated at any time by the company other than for cause (except within two years following a change in control), the company will pay Mr. Ayers his base salary and continue to provide him with benefits (medical, dental and life insurance) for two years following such termination. In addition, his stock options and restricted stock units, or RSUs, will continue to vest in accordance with their terms during such two-year period. Under Mr. Ayers’s employment agreement, “cause” is defined as willful, material misconduct, gross negligence in the performance of his duties, or breach of either his invention and non-disclosure agreement or non-compete agreement with the company. If Mr. Ayers’s employment is terminated by the company other than for cause or by Mr. Ayers for good reason (each as defined in his change in control agreement as described on pages 55-57) within two years following a change in control, he will receive the payments and benefits described under “Change in Control Agreements” on pages 55-57. In connection with his hiring, Mr. Ayers also executed the company’s standard non-compete agreement and invention and non-disclosure agreement, the terms of which are described on page 57.

Except for the change in control agreements described below, the company does not have any agreements with any other executive officers providing for the payment of severance benefits to such officers upon a termination of employment with the company for any reason.

The following table describes potential payments to Mr. Ayers under the employment agreement described above, assuming he was terminated without cause on December 31, 2012 and not in connection with or after a change in control. The actual amounts to be paid out can only be determined in the event of and at the time of his actual termination.

Potential Termination Payments

	Salary (1)	Benefits (1)	Continued Vesting of Equity Awards (2)	Total
Jonathan W. Ayers	$1,400,000	$35,115	$6,425,320	$7,860,435

(1)	Mr. Ayers’s salary and benefits will be paid by the company. Salary and benefits are calculated by multiplying by two the annual salary and benefits in effect on December 31, 2012.
(2)	Mr. Ayers’s stock options and RSUs would continue to vest in accordance with their terms for two years following termination. Represents the intrinsic value of unvested stock options and RSUs as of December 31, 2012 that would continue to vest for two years following termination on December 31, 2012 using the closing sale price of the company’s common stock as of December 31, 2012 to illustrate the potential value at termination.

Change in Control Agreements

In March 2011, the company entered into new executive employment agreements (the “change in control agreements”) with its executive officers, which were substantially similar to previous change in control agreements entered into in October 2010 except that the new agreements eliminated the tax “gross up” provisions which obligated the company to reimburse executive officers for certain tax liabilities under Section 4999 of the Internal Revenue Code. The change in control agreements had an initial term ending on September 30, 2012 and automatically renew for a period of one year on October 1 of each year beginning in 2012, unless the company provides notice to the executive officer within 120 days prior to the renewal date indicating that the change in control agreement will not be renewed. On October 1, 2012, the agreements renewed through September 30, 2013.

The change in control agreements for all of the executive officers are identical except as described below. The change in control agreements provide for the company to make certain payments and provide certain benefits to the executive officers upon a qualifying termination of employment that follows a change in control of the company, as described further below. For a further discussion of the company’s reasons for having change in control agreements, refer to the discussion of change in control agreements in the Compensation Discussion and Analysis on page 41.

The change in control agreements become effective upon a change in control of the company, which will occur generally upon any of the following events:

•	The acquisition by any person of 35% or more of the shares of common stock or combined voting power of the company’s outstanding securities.

•	A change in the composition of the company’s board of directors over a 24-month period prior to such change such that a majority of the board no longer consists of incumbent directors or directors nominated or elected by incumbent directors.

•	A reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the company (a “business combination”), unless immediately following such business combination:

•	the stockholders of the company immediately prior to such business combination own more than a majority of the outstanding shares of common stock and the combined voting power of the company’s outstanding voting securities of the corporation resulting in the business combination in substantially the same proportion as their ownership immediately prior to the transaction,

•	no person owns 20% or more of the stock of the corporation resulting from the business combination, and

•	at least half of the members of the board of the company resulting from the business combination were members of the board at the time of the agreement providing for such business combination.

•	Approval by the stockholders of a complete liquidation or dissolution of the company or sale of substantially all of the assets of the company.

Following a change in control, the company may not generally reduce an executive officer’s annual base salary or target bonus, or the aggregate benefits to which the executive officer is entitled under incentive plans and welfare benefit plans, below the level to which the executive officer was entitled prior to the change in control.

If the employment of an executive officer is terminated by the company without cause, as defined below, or by the executive officer for good reason, as defined below, within the period of two years following a change in control, then the company shall provide the following payments and benefits to the executive officer:

•	a prorated payment of the executive officer’s target bonus for the portion of the year of termination prior to the date of termination,

•	an amount equal to two times (three times in the case of Mr. Ayers) the sum of the executive officer’s annual base salary plus the average bonus received by the executive officer for the three full fiscal years preceding the change in control,

•	the continuation of all benefits under welfare benefit, savings and retirement plans (including, without limitation, medical, dental and life insurance plans) for a period of two years (three years in the case of Mr. Ayers) following the date of termination, and

•	any other amounts or benefits required to be paid to the executive officer under any plan, program, policy or practice or contract or agreement of the company.

The company will also reimburse the executive officer up to $12,500 per year (an aggregate of $25,000) for expenses incurred in connection with outplacement services and relocation costs in connection with obtaining new employment outside the State of Maine until the earlier of 2 years from termination of the executive officer’s employment or the date he or she secures full time employment.

Upon a change in control, each outstanding stock option, RSU, or other equity award, each of which is referred to as an equity award, held by an executive officer shall become immediately exercisable or vested as to 25% of the number of shares as to which such equity award otherwise would not then be exercisable or vested. Following a termination of the executive officer’s employment by the company within two years following a change in control other than for cause, or by the executive officer for good reason, all equity awards held by the executive officer shall become fully exercisable and vested. In addition, the 2009 Plan provides that all equity awards become fully vested and exercisable in the event a successor company in a corporate transaction does not assume or substitute option awards.

Under the change in control agreements, “cause” is defined as the willful failure of the executive to substantially perform the executive’s duties with the company, or the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the company. Under the change in control agreements, “good reason” is defined as one or more of the following conditions arising without the consent of the executive officer:

•	any material reduction of the executive officer’s base salary,

•	any material reduction of the executive officer’s authority, duties or responsibilities,

•	any material reduction of the budget over which the executive officer has authority,

•	a material change in the geographic location at which the executive officer is employed, or

•	certain breaches by the company of the agreement.

Under the change in control agreements with Mr. Ayers and Ms. Raines, if any such executive officer does not hold the same position with the entity surviving any change in control, then good reason will be deemed to exist.

Any notice of termination for good reason must be given to the company within 60 days of the initial existence of one or more of the conditions described above. The company will then be entitled to a period of 30 days during which it may remedy the condition(s) and not be required to pay benefits under the change in control agreement.

Under the current change in control agreements, there is no tax “gross-up” provision and the company is not required to reimburse the executive officers for any tax liabilities resulting from payments received by them under their change in control agreements.

As a condition of receipt of any benefits under the change in control agreements, the executive officer will be required to sign a customary release prepared by and provided by the company and to abide by the provisions thereof. The release will contain a release and waiver of any claims the executive or his or her representatives may have against the company and its officers, directors, affiliates and/or representatives, and will release those entities and persons from any liability for such claims including, but not limited to, all employment discrimination claims.

The change in control agreements do not supersede the standard non-compete agreements and invention and non-disclosure agreements between each executive and the company. The non-compete agreements provide that for a period of two years after voluntary termination by the executive or termination by the company with cause, the executive may not engage in any business enterprise that competes with the company or recruit, solicit or induce any employee of the company to terminate their employment with the company. The invention and non-disclosure agreements include standard provisions that all developments made or conceived by the executive during his or her employment by the company shall be the sole property of the company and that the executive will not disclose or use for his or her own benefit or the benefit of others the company’s proprietary information.

The following table describes potential payments to each of our named executive officers under the change in control agreements that were in effect as of December 31, 2012. The table assumes a change in control occurred and the officer’s employment was terminated by the company without cause or by the officer for good reason on December 31, 2012. The actual amounts to be paid out can only be determined in the event of and at the time of a change in control and a qualifying termination of each executive officer.

Potential Change in Control Payments

Name	Salary(1)	Multiple of Average Bonus (1)	Pro-Rated Bonus (1)	Benefits (2)	Outplacement	Accelerated Vesting of Equity Awards (3)	Total

Jonathan W. Ayers (3)	$2,100,000	$2,725,000	$700,000	$52,672	$25,000	$9,537,960	$15,140,632
Jay Mazelsky	750,000	525,000	262,500	34,707	25,000	549,098	2,146,305
Johnny D. Powers, PhD	750,000	550,000	262,500	35,007	25,000	2,410,829	4,033,336
Michael J. Williams, PhD	750,000	493,333	262,500	33,291	25,000	2,479,876	4,044,000
Merilee Raines	704,000	523,333	246,400	31,303	25,000	1,890,721	3,420,757

(1)	Salary and bonus payments shall be paid in a lump sum within 30 days of the date of termination. Amounts for Mr. Ayers are three times his salary and three times his average annual bonus for the prior three years. The amounts for all other executive officers represent two years of such payments.
(2)	Benefits shall be paid by the company over three years for Mr. Ayers and two years for all other executive officers.
(3)	Represents the intrinsic value of accelerated equity awards (stock options and RSUs), calculated based on the exercise price of the underlying awards and the closing sale price of the company’s common stock as of December 31, 2012.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee reviewed the company’s audited financial statements for the fiscal year ended December 31, 2012 and discussed them with management and PricewaterhouseCoopers LLP, or PwC, the company’s independent registered public accounting firm.

The audit committee has also discussed with PwC various communications that PwC is required to provide to the audit committee, including matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with PwC their independence.

Based on the review and discussion referred to above, the audit committee recommended to the board of directors that the audited financial statements referred to above be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

By the audit committee of the board of directors,

Brian P. McKeon, Chairman
Thomas Craig
Barry C. Johnson, PhD
Joseph V. Vumbacco

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY

PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Stockholder proposals submitted pursuant to Rule 14a-8 under the SEC rules for inclusion in our proxy materials for our 2014 annual meeting of stockholders must be received by our corporate secretary at the address written in the next paragraph, by November 29, 2013. The deadline to submit a proposal for inclusion in our proxy materials for the 2013 annual meeting has passed.

Our amended and restated bylaws also establish an advance notice procedure that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders outside of the process under Rule 14a-8 described above. These procedures provide that nominations for director and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the corporate secretary of IDEXX at One IDEXX Drive, Westbrook, Maine 04092. Our amended and restated bylaws provide that stockholder proposals must include certain information regarding the nominee for director and/or the item of business. We must receive notice of your intention to introduce a nomination or proposed item of business at our 2014 annual meeting, and all supporting information, not less than 90 days or more than 120 days before the first anniversary of the preceding year’s annual meeting. However, if the date of our annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date, then we must receive such notice at the address noted below not earlier than the 120th day before such annual meeting and not later than the close of business on the later of the (1) 90th day before such annual meeting or (2) the tenth day after the day on which notice of the meeting date was mailed or public disclosure was made, whichever occurs first. Assuming that our 2014 annual meeting is between, April 18, 2014 and July 6, 2014, as is currently expected, we must receive the notice of your intention to introduce a nomination or proposed item of business at our 2014 annual meeting, and all supporting information, no earlier than January 9, 2014 and no later than February 8, 2014.

OTHER MATTERS

The board of directors knows of no other matters to be presented for stockholder action at the annual meeting. If, however, other matters do properly come before the annual meeting or any adjournments or postponements thereof, the board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

The board of directors hopes that you will attend the annual meeting. Whether or not you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope, or vote via the Internet or by telephone at your earliest convenience. If you attend the annual meeting, you can still vote your stock personally even though you may have already sent in your proxy.

By order of the board of directors,

Ann E. Nolan, Secretary

March 27, 2013

Appendix A

IDEXX LABORATORIES, INC.

2009 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE. The purposes of the 2009 Stock Incentive Plan, as amended (the “Plan”) are to encourage selected employees and Directors of IDEXX Laboratories, Inc., a Delaware corporation (the “Company”), and its Affiliates to acquire a vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

SECTION 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Board.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, dividend equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property granted pursuant to the provisions of the Plan.

(c) “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award granted by the Board hereunder, in such form (written, electronic or otherwise) as the Board shall determine, which may, but need not, be executed or acknowledged by both the Company and the Participant.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control” shall mean the occurrence of any of the following events:

(i) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 2(e)(iii);

(ii) a change in the composition of the Board on the Plan’s effective date such that the individuals who, as of the effective date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the effective date, whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened solicitation with respect to the election of directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

(iii) the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”), excluding however, any Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (a “Parent Company”)) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least half of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

(iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g) “Compensation Committee” shall mean the Compensation Committee of the Board, or any successor to such committee, composed of no fewer than two directors, each of whom is a non-employee Director within the meaning of Rule 16b-3(b)(3) of the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto, and independent under the rules of the NASDAQ Global Market.

(h) “Company” shall mean IDEXX Laboratories, Inc., a Delaware corporation.

(i) “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(j) “Director” shall mean a member of the Board who is not an Employee.

(k) “Employee” shall mean any employee of the Company or any Affiliate.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Board. Unless otherwise determined by the Board, the Fair Market Value of Shares as of any date shall be the last reported sales price for the Shares as reported on the NASDAQ Global Market (or on any national securities exchange on the Shares are then listed) for that date or, if no such price is reported for that date, the last reported sales price on the next preceding date for which such price was reported.

(n) “Incentive Stock Option” shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(o) “Nonstatutory Stock Option” shall mean an Option granted under Section 6 that is not intended to be an Incentive Stock Option.

(p) ‘‘Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Board shall determine.

(q) “Other Stock Unit Award” shall mean any right granted to a Participant by the Board pursuant to Section 9.

(r) “Participant” shall mean an Employee or Director who is selected by the Board to receive an Award under the Plan.

(s) “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(t) “Prior Plans” shall mean the Company’s 1991 Stock Option Plan, 1998 Stock Incentive Plan, the 2000 Director Option Plan and the 2003 Stock Incentive Plan.

(u) “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Board, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Board may deem appropriate.

(v) “Restricted Stock Award” shall mean an award of Restricted Stock under Section 8.

(w) “Shares” shall mean the shares of common stock of the Company, par value $.10 per share.

(x) ‘‘Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the date of grant, as specified by the Board in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(c), shall not be less than the Fair Market Value of one Share on such date of grant of the right. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Board, in its sole discretion, shall determine.

(y) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(z) “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

SECTION 3. ADMINISTRATION.

(a) The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”), at least one of which shall be the Compensation Committee. All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officers.

(c) To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

SECTION 4. SHARES SUBJECT TO THE PLAN.

(a) Subject to adjustment as provided in Section 4(c), a total of 9,950,000 Shares shall be authorized for Awards granted under the Plan. On and after the 2013 annual meeting of the stockholders of the Company, 7,287,440 Shares shall be authorized for Awards granted under the Plan. Any Shares subject to Awards granted under this Plan on or after January 1, 2013 shall be counted against this limit as (i) one (1) Share for every one (1) Share subject to Awards of Options or Stock Appreciation Rights granted under the Plan and (ii) two point three (2.3) Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan. Any Shares that again become available for grant pursuant to this Section (as provided below) shall be added to this limit as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as two point three (2.3) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans. If on or after January 1, 2013 any Shares subject to an Award or to an award under the Prior Plans are forfeited or if on or after January 1, 2013 any Award or award under the Prior Plans based on Shares is settled for cash or expires, the Shares subject to such Award shall, to the extent of such forfeiture, cash settlement or expiration, be added to this limit for Awards under the Plan. In the event that on or after January 1, 2013 tax withholding obligations with respect to Awards other than Options or Stock Appreciation Rights, or awards other than options or stock appreciation rights under the Prior Plans, are satisfied by the tendering of Shares or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to this limit for Awards under the Plan. Notwithstanding anything to the contrary contained herein, on or after January 1, 2013 the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right, (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options under the Prior Plans. Substitute Awards shall not reduce the Shares authorized for Awards under the Plan or authorized for grant to a Participant in any calendar year under Section 11(e). In the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards (other than Incentive Stock Options) under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors of the Company or an Affiliate prior to such acquisition or combination.

(b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

(c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, the Board shall make appropriate and equitable adjustments and other substitutions to the Plan and to Awards, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be subject to Awards under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Board deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Board may determine in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

SECTION 5. ELIGIBILITY. Any Employee or Director shall be eligible to be selected as a Participant; provided, however, that Incentive Stock Options shall only be awarded to Employees of the Company or a Subsidiary of the Company.

SECTION 6. STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Board may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall deem desirable:

(a) OPTION PRICE. The purchase price per Share purchasable under an Option shall not be less than the Fair Market Value of the Share on the date of the grant, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(c).

(b) OPTION PERIOD. The term of each Option shall be fixed by the Board in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

(c) EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Board at or subsequent to grant.

(d) METHOD OF EXERCISE. Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation: (i) payment by delivery of cash; (ii) delivery of other consideration (including, where permitted by law and the Board, Awards) having a Fair Market Value on the exercise date equal to the total option price; (iii) to the extent permitted by the Board, in its sole discretion, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding; or (iv) by any combination of cash and other consideration as the Board may specify in the applicable Award Agreement.

(e) INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Board, and except as otherwise provided in Section 10 or any other provision of the Plan permitting or providing for acceleration of options, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other employee benefit plans of the Company or any Subsidiary) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options shall be granted only to Participants who are Employees of the Company or a Subsidiary of the Company. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code or any successor provision, and any regulations promulgated thereunder; provided, however that the Company shall have no liability to a Participant or to any other person in the event that an option that is intended to be an Incentive Stock Option is not an Incentive Stock Option. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares with respect to which Incentive Stock Options may be issued under the Plan shall not exceed 9,950,000.

SECTION 7. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Board may impose such conditions or restrictions on the exercise of any Stock Appreciation Right, as it shall deem appropriate; provided that a Stock Appreciation Right shall not have an exercise price less than Fair Market Value on the date of grant, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(c), or a term of greater than ten years.

SECTION 8. RESTRICTED STOCK.

(a) ISSUANCE. A Restricted Stock Award shall be subject to restrictions imposed by the Board during a period of time specified by the Board (the “Restriction Period”). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Dividends payable on Restricted Stock Awards that vest based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Awards with respect to which such dividends are payable.

(b) REGISTRATION. Any Restricted Stock issued hereunder may be evidenced in such manner, as the Board, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Unless otherwise determined by the Board, such certificates shall be deposited by the Participant, together with a stock power endorsed in blank, with the Company or its designee.

(c) FORFEITURE. Except as otherwise determined by the Board at the time of grant or thereafter, upon termination of employment for any reason during the Restriction Period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant (or repurchased by the Company at their issue price) and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Board shall deem appropriate, shall be issued to the grantee promptly after expiration of the period of forfeiture, as determined or modified by the Board.

SECTION 9. OTHER STOCK UNIT AWARDS.

(a) STOCK AND ADMINISTRATION. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which such recipient otherwise is entitled. Other Stock Unit Awards may be paid in Shares or cash, as the Board shall determine, in its sole discretion. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Employees of the Company and its Affiliates and Directors to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

(b) TERMS AND CONDITIONS. Subject to the provisions of the Plan and any applicable Award Agreement, Awards and Shares subject to Awards made under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Shares (including securities convertible into Shares) subject to Awards granted under this Section 9 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 9 shall be purchased for such consideration as the Board shall determine in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded. Dividend equivalents credited on Other Stock Unit Awards that vest based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Other Stock Unit Awards with respect to which such dividend equivalents are credited.

SECTION 10. CHANGE IN CONTROL PROVISIONS.

(a) IMPACT OF EVENT. Subject to Section 10(a)(v) and notwithstanding any other provision of the Plan to the contrary, unless the Board shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

(i) any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become immediately exercisable and vested as to 25% of the number of shares to which such Options and Stock Appreciation Rights would otherwise not then be exercisable, and the number of shares as to which such Options and Stock Appreciation Rights shall become exercisable and vested on each vesting date set forth in the applicable agreement shall be reduced by 25%;

(ii) the restrictions and deferral limitations applicable to any Restricted Stock Award shall immediately lapse as to 25% of the remaining number of shares subject to such Award as to which such restrictions and deferral limitations are then in effect, and the number of shares subject to such Restricted Stock Award as to which such restrictions and deferral limitations terminate on each subsequent vesting date shall be reduced by 25%;

(iii) the restrictions, deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall immediately lapse as to 25% of the remaining number of shares subject to Other Stock Unit Awards or other Awards as to which such restrictions, deferral limitations and other conditions are then in effect, and the number of shares subject to such Other Stock Unit Awards or other Awards as to which such restrictions, deferral limitations and other conditions terminate on each subsequent vesting date shall be reduced by 25%; and

(iv) in the event of an involuntary termination of a Participant’s employment or directorship by the successor company without Cause (as defined below) during the 24-month period following such Change in Control, then each Award held by such Participant at the time of the Change in Control shall immediately become fully exercisable and vested to the full extent of the original grant and all restrictions and deferral limitation shall lapse. “Cause” shall mean: (A) the failure of the Participant to perform substantially the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not cured within 30 days after a written demand for substantial performance is delivered to the Participant by the Participant’s manager or the Board which specifically identifies the manner in which such manager or the Board, as applicable, believes that the Participant has not substantially performed the Participant’s duties, (B) or the engaging by the Participant in illegal conduct or gross misconduct which is injurious to the Company.

(v) Notwithstanding the foregoing, if in the event of a Corporate Transaction the successor company does not assume or substitute for an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award not granted pursuant to Section 11, then each outstanding Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall not be accelerated as described in Sections 10(a)(i), (ii) and (iii), but rather shall be accelerated with respect to 100% of such Awards. For the purposes of this Section 10(a)(v), an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall be considered assumed or substituted for if following the Corporate Transaction the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) received in the Corporate Transaction by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor company, the Board may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Board in its sole discretion and its determination shall be conclusive and binding.

(b) CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, in the event of a Change in Control the Board may, in its discretion, provide that each Option or Stock Appreciation Right shall, upon the occurrence of a Change in Control, be cancelled in exchange for a payment in an amount equal to the amount by which the fair market value per Share immediately prior to the Change in Control exceeds the purchase price per Share under the Option or Stock Appreciation Right (the “spread”) multiplied by the number of Shares granted under the Option or Stock Appreciation Right.

SECTION 11. CODE SECTION 162(m) PROVISIONS.

(a) Notwithstanding any other provision of the Plan, if the Compensation Committee determines at the time Restricted Stock or an Other Stock Unit Award is granted to a Participant who is then an officer, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Compensation Committee may provide that this Section 11 is applicable to such Award.

(b) If Restricted Stock or an Other Stock Unit Award is subject to this Section 11, then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which shall be based on the attainment of specified levels of one or any combination of the following: earnings before interest, taxes, depreciation and amortization (EBITDA), net cash provided by operating activities, free cash flow, earnings per share, earnings per share from continuing operations, operating income, revenues, operating margins, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, cost control, strategic initiatives, market share, before- or after-tax income, or return on invested capital of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles. Such performance goals shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c) Notwithstanding any provision of the Plan other than Section 10, with respect to any Restricted Stock or Other Stock Unit Award that is subject to this Section 11, the Compensation Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Compensation Committee may not waive the achievement of the applicable performance goals except, in its sole discretion, in the case of the death or disability of the Participant.

(d) The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 11 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(e) Notwithstanding any provision of the Plan other than Section 4(c), no Participant may be granted Awards during any year with respect to more than 1,200,000 Shares. For purposes of the foregoing limit, the combination of an Option in tandem with a Stock Appreciation Right shall be treated as a single Award. The per Participant limit described in this Section 11(e) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

SECTION 12. AMENDMENTS AND TERMINATION. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no amendment or alteration, shall be made without (a) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, (b) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award, or (c) stockholder approval if such amendment or alteration is material, including, without limitation, any amendment or alteration that (i) would reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel or amend outstanding Options or Stock Appreciation Rights for the purpose of repricing, replacing or regranting such Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, or in exchange for cash or another Award, (ii) materially increases the benefits accruing to Participants, (iii) materially increases the number of Shares that may be issued under the Plan, except for any increase permitted under Section 4(a) or 4(c) of the Plan, (iv) materially modifies the requirements for eligibility to participate in the Plan, or (v) expands the types of Awards issuable under the Plan. Notwithstanding anything to the contrary herein, the Board may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, including to provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be; provided, however, that no such amendment shall (a) impair the rights of any Participant without his or her consent, (b) except for adjustments made pursuant to Section 4(c) or in connection with Substitute Awards, reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel or amend outstanding Options or Stock Appreciation Rights for the purpose of repricing, replacing or regranting such Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, or in exchange for cash or another Award, without stockholder approval, or (c) require the exchange of Options or Stock Appreciation Rights for cash Notwithstanding the foregoing, any adjustments made pursuant to Section 4(c) shall not be subject to these restrictions.

SECTION 13. GENERAL PROVISIONS.

(a) Notwithstanding any other provision of the Plan, except under certain circumstances in connection with a Participant’s hire or termination or in the event of a Change in Control, no Award issued to an Employee (except in lieu of compensation to which such Employee is otherwise entitled) shall vest less than one year from the date of grant.

(b) Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, if so determined by the Board, a Participant may, in the manner established by the Board, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant; and provided, further, that an Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award. Each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(c) No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(d) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have received an agreement or other instrument (written, electronic or otherwise) evidencing the Award, which may, but need not, be executed or acknowledged by both the Company and the Participant, and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

(e) Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant’s employment or service or other relationship at any time, with or without cause.

(f) Except as provided in Section 11, the Board shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Board may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(g) The Board shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

(h) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(i) No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Board in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(j) No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Board, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares (“dividend equivalents”) with respect to the number of Shares covered by the Award, as determined by the Board, in its sole discretion, and the Board may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(k) Notwithstanding any other provision of the Plan, dividends and dividend equivalents payable or credited on an award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividends and dividend equivalents are payable or credited.

(l) Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(m) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in connection with an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all Company obligations for the payment of such taxes. The Board shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by directing the Company to retain Shares (not exceeding the minimum required tax withholding obligations if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes) otherwise deliverable in connection with the Award.

(n) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(o) The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law, without regard to applicable conflicts of laws.

(p) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(q) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

SECTION 14. EFFECTIVE DATE OF PLAN. The Plan shall be effective as of May 6, 2009.

SECTION 15. TERM OF PLAN. The Plan shall terminate on the tenth anniversary of the effective date, unless sooner terminated by the Board pursuant to Section 12, but Awards previously granted may extend beyond that date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (i) the adoption of the Plan by the Board and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

Adopted by the Board of Directors on February 11, 2009, subject to stockholder approval.

Approved by the stockholders on May 6, 2009.

Amended by the Board of Directors on February 13, 2013, subject to stockholder approval.

Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.1. Election of Directors. To elect the three Class III directors listed in theattached proxy statement for three-year terms (Proposal One);O Jonathan W. AyersO Robert J. MurrayO M. Anne Szostak2. Advisory Vote to Approve Executive Compensation. To approve anonbinding advisory resolution on the company’s executivecompensation program (Proposal Two);3. Amendments to IDEXX Laboratories, Inc. 2009 Stock IncentivePlan. To approve proposed amendments to our 2009 StockIncentive Plan (Proposal Three);4. Ratification of Appointment of Independent Registered PublicAccounting Firm. To ratify the selection by the audit committee ofthe board of directors of PricewaterhouseCoopers LLP as ourindependent registered public accounting firm for the current fiscalyear (Proposal Four); and5. Other Business. To conduct such other business as may properly come before theannual meeting or any adjournments or postponements thereof, includingapproving any such adjournment or postponement, if necessary. Please note that atthis time we are not aware of any such business, and the dates have passed forpresenting any stockholder proposals pursuant to the company’s amended andrestated bylaws or pursuant to Rule 14a-8 of the Securities and ExchangeCommission rules.FOR AGAINST ABSTAINFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT“and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES:ANNUAL MEETING OF STOCKHOLDERS OFIDEXX LABORATORIES, INC.May 8, 2013INTERNET—Access “www.voteproxy.com” and follow the on-screeninstructions. Have your proxy card available when you access theweb page.TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) inthe United States or 1-718-921-8500 from foreign countries from anytouch-tone telephone and follow the instructions. Have your proxycard available when you call.Vote online/phone until 11:59 PM EST the day before the meeting.MAIL—Sign, date and mail your proxy card in the envelopeprovided as soon as possible.IN PERSON—You may vote your shares in person by attendingthe Annual Meeting.PROXY VOTING INSTRUCTIONSPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x-20330303000000000000 7 050813COMPANY NUMBERACCOUNT NUMBERNOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy cardare available at www.idexx.com/proxymaterials

14475IDEXX LABORATORIES, INC.Proxy for Annual Meeting of StockholdersTo Be Held on May 8, 2013THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANYThe undersigned, revoking all prior proxies, hereby appoint(s) Jonathan W. Ayers,William T. End and Ann E. Nolan, and each of them, with full power of substitution, asproxies to represent and vote, as designated herein, all shares of Common Stock of IDEXXLaboratories, Inc. (the “Company”) which the undersigned would be entitled to vote if personallypresent at the Annual Meeting of Stockholders of the Company to be held at IDEXXLaboratories, Inc., One IDEXX Drive, Westbrook, Maine, on Wednesday, May 8, 2013 at10:00 a.m., local time, and at any adjournment thereof.In their discretion, the proxies are authorized to vote upon such other matters as mayproperly come before the meeting or any adjournment thereof.(Continued and to be signed on the reverse side)